Exhibit 6
                                                                       ---------

                             SHAREHOLDERS' AGREEMENT


                                   dated as of


                                November 13, 2003


                                  by and among


                                 AIF II NT, LTD.


                                  AOF NT, LTD.


                            NEWBRIDGE ASIA HT, L.P.,


                       EACH OF THE ADDITIONAL SHAREHOLDERS
                               NAMED ON SCHEDULE I


                                       and


                EACH OF THE LIMITED PARTNERS NAMED ON SCHEDULE II





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                                TABLE OF CONTENTS

                                                                    Page

                                    ARTICLE 1
                           INTERPRETATION; DEFINITIONS

1.1      Interpretation..............................................1

1.2      Definitions.................................................2

                                    ARTICLE 2
                    TRANSFER RESTRICTIONS; PRE-EMPTIVE RIGHTS

2.1      Transfer Procedures.........................................9

2.2      Lock-up; Partial Sale.......................................9

2.3      Co-Sale Rights.............................................11

2.4      Right of First Refusal; Drag-Along Rights..................12

2.5      Transfer to Affiliates; Transfer to Sponsors...............14

2.6      Certificate of Accession...................................14

2.7      Additional Provisions Relating to Dispositions.............15

2.8      Pre-emptive Rights.........................................15

2.9      Right of Participation on Limited Partnership Interests....15

                                    ARTICLE 3
                                   GOVERNANCE

3.1      Appointment of Directors...................................16

3.2      Removal of Directors; Vacancies............................17

3.3      Board Meetings.............................................17

3.4      Management.................................................18

                                    ARTICLE 4
        INVESTORS' REPRESENTATIVES; SPONSOR CONSENT; CO-INVESTOR CONSENT;
                             FEES; CERTAIN BREACHES

4.1      Investors' Representatives; Sponsor Consent Items;
         Co-Investor Consent Items..................................18

4.2      Covenant to Vote; Irrevocable Proxy; Pledge................20

4.3      Consultation between Sponsors; Deadlock....................20

4.4      Fees, Costs and Expenses...................................21

4.5      Liquidated Damages for Certain Breaches....................21

                                    ARTICLE 5
                            DURATION AND TERMINATION

5.1      Duration...................................................22

5.2      Termination without Prejudice..............................23

5.3      Disabling Event............................................23

                                    ARTICLE 6
                                     GENERAL

6.1      Representations and Warranties.............................23

6.2      Authorized Representative..................................23

6.3      No Agency..................................................23

6.4      Amendments; Waivers........................................24

6.5      Entire Agreement...........................................24

6.6      Further Assurances.........................................24

6.7      Governing Law..............................................24

6.8      Dispute Resolution.........................................24

6.9      Notices; Joint Action......................................26

6.10     Confidentiality............................................27

6.11     Counterparts...............................................28

6.12     Assignment.................................................28

6.13     Headings...................................................28

6.14     Incorporation of Exhibits and Schedules....................28

6.15     Specific Performance.......................................28

6.16     Severability...............................................28

6.17     Effective Date.............................................29

6.18     Conflicts..................................................29

SCHEDULES
---------

Schedule I List of Shareholders
Schedule II..........List of Limited Partners
Schedule III.........Shareholder Parent Companies

EXHIBITS
--------

Exhibit A  Form of Certificate of Accession
Exhibit B  Irrevocable Proxy
Exhibit C  Form of Pledge Agreement
Exhibit D  Guarantee and Equity Retention Agreement

                             SHAREHOLDERS' AGREEMENT

THIS SHAREHOLDERS' AGREEMENT is entered into as of November 13, 2003, by and among AIF II NT, Ltd., a company duly organized and existing under the laws of Labuan on behalf of an entity or entities to be formed for the purposes of entering into the Transactions (as defined below) ("AIF II"), AOF NT, Ltd., a company duly organized and existing under the laws of Labuan on behalf of an entity or entities to be formed for the purposes of entering into the Transactions ("AOF", together with AIF II, acting jointly, "AIG Sponsor"), Newbridge Asia HT, L.P., a Cayman Islands exempted limited partnership on behalf of an entity or entities to be formed for the purposes of entering into the Transactions ("Newbridge", and together with AIG Sponsor and their respective permitted transferees hereunder, the "Sponsors"), each of the additional shareholders set forth on Schedule I hereto (together with their permitted transferees hereunder, the "Additional Shareholders", and together with AIF II, AOF and Newbridge and their permitted transferees hereunder, the "Shareholders"), and the limited partners of the Limited Partnerships set forth on Schedule II hereto. The Shareholders and the Limited Partners may hereinafter be referred to from time to time as a "Party" in their individual capacity and as "Parties" collectively.

                                 R E C I T A L S

WHEREAS, as of September 9, 2003, Hanaro Telecom, Inc. (together with any successor thereto, the "Company"), AIF II, AOF Parent (as defined below), Newbridge and the Additional Shareholders entered into an Investment Agreement (the "Investment Agreement") pursuant to which the Shareholders agreed to purchase from the Company and the Company agreed to issue and sell to the Shareholders 182,812,500 shares of Common Stock (as defined below) at a purchase price of Won 3,200 per share; and

WHEREAS, the Parties deem it in their best interest and the best interest of the Company to set forth their agreement regarding the management of the Company and the regulation of certain of their interests in the Company, and to place certain restrictions on, and to provide for the orderly disposition of, Common Stock now or hereafter held by any of them, and desire to enter into this Agreement to effectuate those purposes;

NOW, THEREFORE, in consideration of the mutual promises contained herein, and intending to be legally bound, the Parties hereby agree as follows:

Article 1

                           INTERPRETATION; DEFINITIONS

                  1.1 Interpretation.
                      --------------

                  For all purposes of this Agreement, except as otherwise expressly provided, or unless the context otherwise requires,

                  (a) the terms defined in this Article 1 have the meanings assigned to them in this Article 1 and include the plural as well as the singular,

                  (b) all references in this Agreement to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of the body of this Agreement,

                  (c) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms,

                  (d) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision,

                  (e) whenever "includes," "including," "include," or similar terms are used it shall not be construed as limiting and shall mean "including, without limitation."

                  1.2 Definitions.
                      -----------

                  Capitalized terms used but not defined herein shall have the meaning set forth in the Investment Agreement. As used in this Agreement, the following definitions shall apply:

                  "Additional Shareholders" has the meaning specified in the preamble.

                  "Affiliate" of any Person means any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person, provided, that in no event shall any Limited Partnership be deemed to be an Affiliate of any of AIF II, AOF, Newbridge or any other Limited Partnership, provided, further (i) that any successor fund of AIF II Parent or AOF Parent that is managed by a subsidiary of American International Group, Inc., shall be deemed an Affiliate of AIF II or AOF, as the case may be, and (ii) that any successor fund of Newbridge Parent that is managed by an Affiliate of Newbridge Parent shall be deemed an Affiliate of Newbridge.

                  "Affiliated Party Transactions" means any transaction not contemplated herein or in the Transaction Documents by Hanaro, on the one hand, and any Sponsor or Affiliate of any Sponsor, on the other hand; provided, that any transaction in the ordinary course of business involving insurance or insurance related products shall in no event be deemed to be an Affiliated Party Transaction; provided, further, that no such transaction described shall be deemed to be an Affiliated Party Transaction if the Co-Investors have been invited to participate in such transaction on substantially similar terms and on a pro rata basis (based on Co-Investors' ownership of Investment Securities as a percentage of Investment Securities owned by all Shareholders).

                  "Agreement" means this Agreement by and among the Shareholders and Limited Partners as amended or supplemented from time to time, together with all exhibits and schedules attached or incorporated by reference.

                  "AIF II" has the meaning specified in the preamble.

                  "AIF II Parent" means AIG Asian Infrastructure Fund II, L.P., a Bermuda limited partnership.

                  "AIG Sponsor" has the meaning specified in the preamble.

                  "Articles of Incorporation" means the articles of incorporation of the Company, as amended from time to time.

                  "AOF" has the meaning specified in the preamble.

                  "AOF Parent" means AIG Asian Opportunity Fund L.P.

                  "Authorized Representative" (i) of Newbridge means any person so designated by Newbridge in a notice from Newbridge delivered to AIF II and AOF pursuant to Section 6.9 and (ii) of AIG Sponsor means any person so designated in a joint notice from AIF II and AOF delivered to Newbridge pursuant to Section 6.9.

                  "Board" means the board of directors of the Company.

                  "Brokers' Sale" means the Disposition of any Investment Securities in a "brokers' transaction" (as defined in Rule 144 under the U.S. Securities Act of 1933, as amended), any similar Disposition made over a Korean exchange or trading system, and any other Disposition lawfully made to the general public, other than Dispositions made pursuant to the Investors' Rights Agreement.

                  "Business Day" means any day on which commercial banks are open for business except for Saturday, Sunday and national or public holidays in Seoul, Korea, and New York, U.S.A.

                  "Certificate of Accession" has the meaning specified in
Section 2.6.

                  "Closing" means the consummation of the sale of Investment Securities pursuant to the Investment Agreement.

                  "Closing Date" means the date on which the Closing shall occur.

                  "Co-Investors" means each Limited Partner not Controlled by one or more Sponsors and each Additional Shareholder not Controlled by one or more Sponsors.

                  "Combined Holdings" means all Investment Securities held by the Sponsor(s) and the Sponsor(s)' Affiliates, from time to time.

                  "Common Stock" means the shares of the common stock of the Company, par value Won 5,000 per share, issued and outstanding from time to time.

                  "Company" has the meaning specified in the recitals.

                  "Company Party" means any of the Company and its Subsidiaries.

                  "Confidential Information" has the meaning specified in
Section 6.10.

                  "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person through the ownership of voting securities or otherwise, including, without limitation, having the power to elect a majority of the board of directors or other governing body of such Person, and "Controlling" and "Controlled" have correlative meanings.

                  "Co-Sale Notice" has the meaning specified in Section 2.3(b).

                  "Co-Sale Percentage" means with respect to each type of Investment Securities specified in any Co-Sale Notice (i) with respect to any co-sale transaction initiated by a Selling Sponsor, the number of such type of Investment Securities to be Disposed of by the Selling Sponsor in the relevant transaction, as a percentage of all such Investment Securities held by such Selling Sponsor immediately prior to such transaction and (ii) with respect to any co-sale transaction initiated by Selling Co-Investors pursuant to Section 2.2(e), the number of such type of Investment Securities to be Disposed of in the relevant transaction directly or indirectly held by Selling Co-Investors as a percentage of all such Investment Securities directly or indirectly held by such Selling Co-Investors.

                  "Co-Sale Securities" has the meaning specified in Section
2.3(a)

                  "Co-Sale Shareholders" has the meaning specified in Section 2.3(a).

                  "Deadlock Notice" has the meaning specified in Section 4.3(c).

                  "Decision Date" means (i) with respect to any matter to be voted on at a shareholders' meeting of the Company, ten (10) Business Days prior to the date of such shareholders' meeting; and (ii) with respect to any matter requiring the consent of the Shareholders pursuant to Section 6.6 of the Investment Agreement, ten (10) Business Days prior to the date on which such consent is first required.

                  "Director" means a member of the Board.

                  "Disabling Event" with respect to any Sponsor means (i) the bankruptcy, voluntary commencement of liquidation proceedings (or, if not stayed within 60 days of commencement, the involuntary commencement of liquidation proceedings), resignation, insolvency or dissolution of such Sponsor or (ii) a finding by any court or government body of competent jurisdiction in a final judgment, or a written admission by such Sponsor in a settlement of any lawsuit, of fraud, bad faith or willful misconduct by such Sponsor in connection with the performance of its material obligations under the terms of this Agreement, the Investment Agreement or the Investors' Rights Agreement.

                  "Disposition" (including, with correlative meanings, the terms "Dispose" and "Disposed") means any transfer, sale, assignment, exchange, pledge, hypothecation, gift, issuance, distribution, foreclosure or other disposition of any kind, voluntary or by operation of law or other involuntary means, directly or indirectly, for or without consideration, of any Investment Securities.

                  "Drag Event" shall mean (i) a fully compliant Election Notice has not been delivered within thirty (30) days of the date of a First Refusal Notice, (ii) a Sponsor has, with the consent of the other Sponsor, accepted a bona fide offer pursuant to Section 2.2(c) and the other Sponsor has agreed to exercise its co-sale rights with respect to a Disposition to be made in respect of such bona fide offer or otherwise participate in such Disposition, or (iii) in the event there is only one Sponsor, such Sponsor has received a bona fide offer from any Person other than an Affiliate to Dispose of Investment Securities representing more than the Combined Holdings.

                  "Drag Percentage" means, with respect to each type of Investment Security, the number of such type of Investment Security to be Disposed of by a Drag Sponsor in the relevant transaction as a percentage of all such Investment Securities held by such Drag Sponsor immediately prior to such transaction.

                  "Drag Sponsor" shall mean a Sponsor and/or its Affiliates that, by seeking to Dispose of Investment Securities, has triggered a Drag Event; provided, however, that in order to have the rights of a Drag Sponsor hereunder, such Sponsor, together with its Affiliates, must own Investment Securities representing not less than eight percent (8%) of the fully-diluted share capital of the Company.

                  "Election Notice" has the meaning specified in Section 2.4(a).

                  "Entity" means a partnership, limited liability partnership, corporation, limited liability company, association, joint stock company, trust, estate, joint venture, or unincorporated organization or other legal person established or existing pursuant to the Laws of any jurisdiction.

                  "First Letter Agreement" has the meaning specified in the Investment Agreement.

                  "First Refusal Notice" has the meaning specified in Section 2.4(a).

                  "GAAP" means, unless otherwise expressly specified, generally accepted accounting principles in Korea, as in effect from time to time.

                  "GIC" has the meaning specified in Section 4.3(c).

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guarantee and Equity Retention Agreement" has the meaning specified in Section 2.6(a).

                  "ICC" has the meaning specified in Section 6.8(a).

                  "Indebtedness" has the meaning specified in the Investment Agreement.
                  "Initial Holdings" means with respect to each Initial Sponsor, the Common Stock purchased by such Initial Sponsor pursuant to the Investment Agreement, together with any Investment Securities distributed to it in respect of such Common Stock.

                  "Initial Sponsor" means each Sponsor party to the Investment Agreement, together with any of its Affiliates to which it has transferred Investment Securities.

                  "Investment Agreement" has the meaning specified in the recitals.

                  "Investment Securities" means the shares of Common Stock issued and sold by the Company to the Shareholders pursuant to the Investment Agreement and any equity, Rights or equity-linked securities distributed in respect of such shares or acquired as a result of the exercise, conversion or exchange or any such Rights or equity-linked securities.

                  "Investors' Nominees" has the meaning specified in Section 3.1(a).

                  "Investors' Representatives" has the meaning specified in the Investment Agreement.

                  "Investors' Rights Agreement" means the Investors' Rights Agreement dated as of the Closing Date by and among the Company and the Shareholders.

                  "Irrevocable Proxy" has the meaning specified in Section
2.6(a).

                  "Korea" means the Republic of Korea.

                  "Largest Single Shareholder" means the Person that, together with its specially related persons, (as defined in Article 10.3, Paragraph 2 of the Presidential Decree of the Securities and Exchange Law of Korea) holds more shares of Common Stock than any other Person (together with such other Person's specially related persons).

                  "Largest Sponsor" means the Sponsor that together with its specially related persons (as defined in Article 10.3, Paragraph 2 of the Presidential Decree of the Securities and Exchange Law of Korea) holds the greatest number of shares of Common Stock.

                  "Law" means any law, treaty, statute, ordinance, code, rule, regulation, judgment, decree, order, writ, award, injunction or determination of any Governmental Authority.

                  "Limited Partners" means the limited partners of each of the Limited Partnerships.

                  "Limited Partnership Agreements" mean the agreement of limited partnership of each of the Limited Partnerships.

                  "Limited Partnerships" means (i) HT Holdings V, L.P. and HT Holdings IX, L.P., and, (ii) any of HT Holdings VI, L.P., HT Holdings VII, L.P., or HT Holdings VIII, L.P., if such limited partnership adopts a limited partnership agreement substantially similar to the limited partnership agreement of HT Holdings V.

                  "Liquidity Sale Notice" has the meaning specified in Section 2.2(e).

                  "Listed Securities" means securities that are traded on any established securities exchange, including Nasdaq, Kosdaq and the Korean Stock Exchange.

                  "Lock-up Period" has the meaning specified in Section 2.2(a).

                  "Management Rights Agreement" has the meaning specified in the Investment Agreement.

                  "Marketable Securities" means (i) Listed Securities (ii) securities that are reported through an established over-the-counter trading system or otherwise traded over-the-counter (but only if they are freely tradable); or (iii) promissory notes, if such promissory notes are of a type (and themselves can be) sold to a Korean Bank in the ordinary course within five
(5) Business Days after receipt thereof.

                  "Market Value" means: (i) with respect to Marketable Securities, (A) in the case of securities which are primarily traded on a securities exchange, the average of their last sale prices on such securities exchange on each trading day during the ten (10) day trading period ending immediately prior to the date of the determination, or if no sales occurred on any such day, the mean between the closing "bid" and "asked" prices on such day and (B) if the principal market for such securities is, or is deemed to be, in the over-the-counter market, the average of their closing sale prices on each trading day during the ten (10) day trading period ending immediately prior to the date of the determination, or if such price is not so published on any such day, the mean between the closing "bid" and "asked" prices, if available, on such day, which prices may be obtained from any reputable pricing service, broker or dealer, and (ii) with respect to securities or any other assets which are not Marketable Securities, the fair market value determined by the Sponsors by the method of valuation reasonably determined in good faith by the Sponsors considering all factors, information and data deemed to be pertinent as determined in the absolute discretion of the Sponsors.

                  "Material Breach" has the meaning specified in Section 4.5(b).

                  "Newbridge" has the meaning specified in the preamble.

                  "Newbridge Parent" means Newbridge Asia III, L.P., a Cayman Islands exempt limited partnership.

                  "Nominating Shareholder" means any Shareholder or Shareholders entitled to designate one or more Directors pursuant to Section 3.1(a).

                  "Offered/Drag Shares" has the meaning specified in Section 2.4(a).

                  "Offering/Drag Sponsor" has the meaning specified in Section 2.4(a).

                  "Partial Sale" has the meaning specified in Section 2.2(b).

                  "Party" or "Parties" has the meaning specified in the preamble.

                  "Person" means an individual, Entity, or Governmental
Authority.

                  "Pledge Agreement" has the meaning specified in Section
2.6(a).

                  "Pro Rata Number" means with respect to each Selling Sponsor and Co-Sale Shareholder tendering Investment Securities pursuant to Section 2.3(b), and with respect to each type of Investment Security, a number equal to the product of the total number of such type of Investment Securities that the proposed purchaser is willing to buy (or that may be sold consistent with Section 2.2(b)(ii) hereof), multiplied by a fraction, (1) the numerator of which is the number of such type of Investment Securities proposed to be sold by such Shareholder (not to exceed its Co-Sale Percentage of such type of Investment Securities), and (2) the denominator of which is the total number of such type of Investment Securities proposed to be sold by the Selling Sponsor and all Co-Sale Shareholders tendering such type of Investment Security pursuant to
Section 2.3(b).

                  "Representative Director" has the meaning set forth in the Korean Commercial Code.

                  "Rights" means, with respect to any Person, any subscription, option, warrant, convertible or exchangeable security or other right, however denominated, to subscribe for, purchase or otherwise acquire any capital stock, other equity interest or other security of any class or series and of any issuer, with or without payment of additional consideration in cash or property, either immediately or upon the occurrence of a specified date or a specified event or the satisfaction or happening of any other condition or contingency

                  "Rules of Arbitration" means the ICC Rules of Arbitration, as in effect from time to time.

                  "SEC" means the U.S. Securities and Exchange Commission.

                  "Selling Co-Investor" has the meaning specified in Section 2.3(a).

                  "Selling Sponsor" has the meaning specified in Section 2.3(a).

                  "Shareholders" has the meaning specified in the preamble.

                  "Shareholder Parent Companies" means AIF II Parent, AOF Parent, Newbridge Parent and the respective ultimate parent company of each of the Additional Shareholders as set forth opposite such Additional Shareholder's name under the column titled "Parent" on Schedule III.

                  "Sponsors" has the meaning specified in the preamble.

                  "Sponsor Consent Action" has the meaning specified in Section 4.1(d).

                  "Sponsor Parent" means the respective ultimate parent company of each Sponsor.

                  "Subsidiary" of any Person means any other Person directly, or indirectly through one or more intermediaries, Controlled by such first Person.

                  "Total Consideration" has the meaning specified in the Investment Agreement.

                  "Transaction Documents" has the meaning specified in the Investment Agreement.

                  "Transaction Costs" has the meaning specified in Section 4.4.

                  "Transactions" means any and all of the transactions contemplated by the Investment Agreement or any of the Transaction Documents, including the subscription of Common Stock by the Shareholders thereunder.

                  "TVG Affiliates" means Qatar Telecom (Q.S.C.), PowerTel Limited, and each limited partner of TVG Asian Communications Fund II, L.P.

                  "Won" means the lawful currency of Korea.

                                    ARTICLE 2

                    TRANSFER RESTRICTIONS; PRE-EMPTIVE RIGHTS

                  2.1 Transfer Procedures. Except as expressly permitted in this
Article 2, no Party shall make any Disposition of Investment Securities. Any Disposition made by a Party, other than a Disposition made in compliance with this Article 2, shall be null and void. All Dispositions shall be made in compliance with the United States Securities Act of 1933, as amended, and all other applicable securities Law.

                  2.2 Lock-up; Partial Sale. (a) No more than thirty (30) days following the Closing Date, each Shareholder shall deposit such stock certificate or certificates representing all Investment Securities beneficially owned by such Shareholder with the Korea Securities Depository for one (1) year following the Closing Date and each Shareholder shall deliver to the Korea Securities Depository an executed standard form of deposit agreement. Prior to the first anniversary of the Closing Date (the "Lock-Up Period"), no Shareholder may Dispose of any Investment Securities beneficially owned by such Shareholder.

                  (b) Commencing on the date of the expiration of the Lock-Up Period, each Sponsor together with its Affiliates shall be permitted (subject to compliance with Section 2.3 hereof) to Dispose of Investment Securities representing an aggregate of up to twenty-five percent (25%) of its Initial Holdings (a "Partial Sale"); provided, that (i) the Sponsors shall use their reasonable best efforts to act in concert to effect an orderly Disposal process and (ii) unless both Sponsors consent, no Partial Sale shall occur if such Partial Sale (after taking into effect the exercise of any co-sale rights pursuant to Section 2.3 hereof) shall result in the Shareholders beneficially owning Investment Securities representing an aggregate of less than thirty-three and four-tenths percent (33.4%) of the fully-diluted share capital of the Company.

                  (c) In the event any Sponsor and/or one or more of its Affiliates receives a bona fide written offer from any Person other than an Affiliate to Dispose of more than twenty-five percent (25%) of such Sponsor's Initial Holdings but less than the Combined Holdings of the fully-diluted share capital of the Company, such Sponsor shall consult with the other Sponsor regarding such proposed Disposition, and may, with the written consent of the other Sponsor, accept such offer; provided, that such consent may be conditioned upon compliance by the transferee with such restrictions as the other Sponsor may require, consistent with the restrictions imposed on the limited partners of the Limited Partnerships. For the avoidance of doubt, no such consent shall be required if there is only one Sponsor.

                  (d) In order to permit an orderly disposition of Investment Securities held by the Shareholders, during the term of this Agreement the Additional Shareholders shall not be permitted to Dispose of any Investment Securities beneficially owned by such Additional Shareholders except as permitted under Sections 2.2(e), 2.3, 2.4, 2.5 or 2.6(c) hereof. In no event may any Shareholder, without the prior written consent of the Sponsors (not to be unreasonably withheld), Dispose of less than all of its Investment Securities to any Person, or Dispose of its Investment Securities to more than one Person, except in connection with a Disposition made pursuant to Section 2.2(b), Section 2.3, Section 2.4, or to the general public, in a Broker's Sale or otherwise; provided, however, that if the then current number of Shareholders is six or less, such consent shall not be required if, as a result of such Disposition, the number of Shareholders would not increase by more than one.

                  (e) After the third anniversary of the Closing Date, Co-Investors holding (directly or indirectly through the Limited Partnerships) an aggregate of not less than sixty-six and two-thirds percent (66?%) of the Investment Securities held by all of the Co-Investors may by notice to each of the Shareholders and each of the other Limited Partners (the "Liquidity Sale Notice") propose a sale of Investment Securities representing not less than three percent (3%) of the fully-diluted share capital of the Company, specifying the proposed time and manner of sale, the amount and nature of the consideration (which shall be limited to cash and/or Marketable Securities) per each type of Investment Security, the identity of the proposed purchaser, the other terms and conditions of the proposed sale, and the amount of the Investment Securities proposed to be sold by each Co-Investor (and, in the case of a proposed Broker's Sale or a Disposition made pursuant to the Investors' Rights Agreeement, setting forth the price range and offering period and other terms and conditions of such transaction). Notwithstanding anything to the contrary, in no event shall any such sale (after giving effect to Section 2.3) result in the Shareholders beneficially owning Investment Securities representing an aggregate of less than thirty-three and four-tenths percent (33.4%) of the fully-diluted share capital of the Company. The Co-Investors may give no more than three (3) such notices in the aggregate, and no Liquidity Sale Notice may be given less than eight (8) months after any preceding Liquidity Sale Notice. Any liquidity sale effected pursuant to the Investors' Rights Agreement or as a Broker's Sale shall be made as directed by the Sponsors after consultation with the Co-Investors, and on a pro rata basis. If requested to do so in the Liquidity Sale Notice, the Sponsors will exercise their rights as Investors' Representatives under Section 2.1(a) of the Investors' Rights Agreement to require the Company to file a Shelf Registration Statement (as defined in the Investors' Rights Agreement). Notwithstanding anything to the contrary herein, no transferee under this
Section 2.2(e) (other than financial investors not representing or acting for or in conjunction with, any Korean strategic investor) shall be permitted to deliver an Accession Certificate, become a Party hereto or otherwise enjoy the benefits of this Agreement without the prior written consent of the Sponsors (which consent shall not be unreasonably withheld); if such consent is withheld, the requirements of Section 2.6 hereof shall not apply to such transferee and the Investment Securities so transferred to such transferee shall be released from any Irrevocable Proxy or Pledge Agreement or other restriction imposed hereby.

                  (f) Notwithstanding anything herein to the contrary, each of the Sponsors may within six months following the date hereof Dispose of all or any portion of their interests in HT Holdings VI, HT Holdings VII, HT Holdings VIII or HT Co-Invest Holdings without restriction, other than the restrictions set forth in Section 2.6 hereof.

                  2.3 Co-Sale Rights.
                      --------------

                  (a) In the event either or both Sponsors and/or one or more of their respective Affiliates (a "Selling Sponsor"), proposes to Dispose of all or a portion of its or their Investment Securities, or the Co-Investors pursuant to
Section 2.2(e) (any such Disposing party under Section 2.2(e) a "Selling Co-Investor"), propose to Dispose of, or cause their respective Limited Partnerships to Dispose of a portion of such Selling Co-Investors' Investment Securities, (such Investment Securities, whether proposed to be Disposed of by a Selling Sponsor or a Selling Co-Investor, the "Co-Sale Securities"), to any Person other than its or their Affiliate(s), then such Selling Sponsor or Selling Co-Investors shall, as a condition to such Disposition (and after complying with the requirements of Section 2.4(a) if applicable), permit each other Shareholder (the "Co-Sale Shareholders") to Dispose of the Co-Sale Percentage of such Co-Sale Shareholder's holdings of each type of Investment Security included in the Co-Sale Securities, on equivalent terms and at an equivalent price to that offered by the proposed transferee.

                  (b) In connection with any transaction to which Section 2.3(a) shall be applicable, the Selling Sponsor or Selling Co-Investors shall send a notice (the "Co-Sale Notice") to the Co-Sale Shareholders, setting forth the amount and nature of the consideration (which shall be limited to cash and/or Marketable Securities) per each type of Investment Security to be paid in the subject Disposition, the proposed closing date for such transaction and the other terms and conditions of such transaction (or, in the case of a proposed Brokers' Sale or a Disposition made pursuant to the Investors' Rights Agreement, setting forth the price range and offering period and other terms and conditions of such transaction). Not later than fourteen (14) days (or five (5) Business Days in the case of a proposed Broker's Sale or a Disposition made pursuant to the Investors' Rights Agreement) after the delivery of the Co-Sale Notice, such Co-Sale Shareholders shall irrevocably elect whether or not to participate in such transaction on the terms set forth in the Co-Sale Notice and shall provide written notice to the Selling Sponsor or Selling Co-Investors thereof. Thereafter each Co-Sale Shareholder shall take such actions as may reasonably be requested by the Selling Sponsor or Selling Co-Investors in order to facilitate the closing of the applicable transaction and to effectuate the provisions of
Section 2.3(a) (including: (i) in the case of a Disposition pursuant to the Investors' Rights Agreement, taking any such action required of a "holder" under the Investors' Rights Agreement, (ii) executing and delivering any agreement being executed and delivered by the Selling Sponsor or such Selling Co-Investors (or an agreement no less favorable to such Shareholder than the agreement being signed by the Selling Sponsor or such Selling Co-Investors) containing such representations and warranties, covenants and (several, not joint) indemnities and other terms as the Selling Sponsor or such Selling Co-Investors may deem to be reasonably necessary or desirable to consummate the transaction). Each such Dispostion of Co-Sale Securities made in connection with any Broker's Sale or pursuant to the Investors' Rights Agreement shall be made as directed by the Selling Sponsor or Selling Co-Investors, and on a pro rata basis. The identity of the proposed purchaser shall be promptly disclosed to Co-Sale Shareholders electing to participate in the proposed transaction.

                  (c) In no event shall the Selling Sponsor or Selling Co-Investors have any obligation to sell or otherwise Dispose of the Co-Sale Securities to any prospective purchaser. The Selling Sponsor or Selling Co-Investors may at any time determine in its sole discretion not to consummate such sale or other Disposition. In such event, the Co-Sale Shareholders shall be prohibited from consummating such sale or other Disposition. The Selling Sponsor or Selling Co-Investors shall not be responsible to any Co-Sale Shareholder for any failure or breach of contract or any other breach of an obligation or duty by any such prospective purchaser, and the Co-Sale Shareholders shall not be entitled to assert any claims against the Selling Sponsor or Selling Co-Investors in respect of any breach or alleged breach of any contract with, or any obligation or duty owed to, such prospective purchaser by the Selling Sponsor or Selling Co-Investors.

                  (d) Any Co-Sale Shareholder that Disposes of, or agrees to Dispose of, any of its Investment Securities pursuant to this Section 2.3 shall pay to the Selling Sponsor or Selling Co-Investors such Co-Sale Shareholder's pro rata share (based on the value of such Co-Sale Shareholder's Investment Securities subject to such Disposition as a percentage of the value of all Investment Securities subject to such Disposition) of any out-of-pocket fees and expenses (including, without limitation, legal and investment banking fees and expenses) incurred by the Selling Sponsor or Selling Co-Investors in connection with such transaction and in the case of a Dispostion made pursuant to the Investors' Rights Agreement, all fees and expenses payable by a "holder" as defined in the Investors' Rights Agreement.

                  (e) If the prospective purchaser(s) in any Disposition subject to this Section 2.3 (other than a Disposition pursuant to the Investors' Rights Agreement) is or are unwilling to buy all of the Co-Sale Securities plus all of the Investment Securities tendered by the Co-Sale Shareholders pursuant to
Section 2.3(b), or if the sale of all such Investment Securities would violate
Section 2.2(b)(ii) or Section 2.2(e), then the Selling Sponsor or Selling Co-Investors and each tendering Co-Sale Shareholder shall be entitled to Dispose of a number of each type of tendered Investment Securities equal to their respective Pro Rata Number. If any Co-Sale Shareholder, in a transaction initiated by a Selling Sponsor, wishes to sell less than all the Investment Securities it is entitled to sell in accordance with the preceding sentence, the Investment Securities it declines to sell shall be allocated among the Selling Sponsor and the Co-Sale Shareholders that wish to sell additional Investment Securities according to the same formula, mutatis mutandis.

                  2.4 Right of First Refusal; Drag-Along Rights.

                  (a) After the Lock-Up Period, in the event either Sponsor and/or one or more of its Affiliates (an "Offering/Drag Sponsor"), receives a bona-fide written offer from any Person other than an Affiliate to Dispose of Investment Securities representing not less than the Combined Holdings to such bona fide offeror, the Offering/Drag Sponsor shall first give written notice (a "First Refusal Notice") to the other Sponsor stating such Offering/Drag Sponsor's desire to make such Disposition, the number and type of Investment Securities of the Offering/Drag Sponsor to be Disposed (the "Offered/Drag Shares"), the amount and nature of the consideration (which shall be limited to cash and/or Marketable Securities) per each type of Investment Security to be paid in the subject Disposition, the identity of the proposed purchaser, the proposed closing date for such transaction and the other terms and conditions of such transaction. Upon receipt of the First Refusal Notice, the other Sponsor shall have the option to buy (or cause one or more of its designated Affiliates to buy) all (but not less than all) of the Offered/Drag Shares at a price per share and on terms and conditions no less favorable to such other Sponsor than those received from the bona fide offeror. The other Sponsor's option under this
Section 2.4(a) shall be exercisable by delivery to the Offering/Drag Sponsor of a fully compliant written notice (an "Election Notice") within thirty (30) days from the date of the First Refusal Notice. The Election Notice shall include (i) a proposed timetable for the completion of the acquisition, which shall be no more than ninety (90) days after the date of the First Refusal Notice, (ii) the other terms and conditions thereof (including price per share) which, in the reasonable opinion of the Offering/Drag Sponsor, shall be no less favorable to the Offering/Drag Sponsor than those received from the bona fide offeror and,
(iii) if the other Sponsor chooses to exercise its option on behalf of one or more of its Affiliates, the allocation of the Offered/Drag Shares to be acquired from the Offering/Drag Sponsor among the other Sponsor and its Affiliates. Upon delivery of any Election Notice, the other Sponsor will be obliged to purchase (or cause its Affiliates to purchase) the Offered/Drag Shares at the price per share and on the other terms and conditions specified in the Election Notice.

                  (b) If a fully compliant Election Notice has not been delivered within thirty (30) days of the date of the First Refusal Notice, the Offering/Drag Sponsor may prior to the one-hundred eightieth (180th) day after the date of the First Refusal Notice, Dispose of the Offered/Drag Shares to the bona fide offeror on the terms specified in the First Refusal Notice. In such event, or if another Drag Event occurs, the Drag Sponsor shall have the right, by delivery of written notice to each other Shareholder (containing the information set forth in the First Refusal Notice) to require each such other Shareholder to join the Drag Sponsor in any such Disposition by complying fully with the provisions of this Section 2.4. The terms and conditions of such Disposition, including, without limitation, the purchase price per each type of Investment Security and the type of consideration, shall be the same for all Shareholders. In no event may the consideration consist of anything other than cash or Marketable Securities.

                  (c) Each Shareholder who is required to join the Drag Sponsor in a Disposition pursuant to Section 2.4(b) shall, at the request of the Drag Sponsor, (i) transfer, upon receipt of the purchase price therefor, the relevant Drag Percentage of such Shareholder's Investment Securities to the prospective purchaser free and clear of all Liens, (ii) execute and deliver any agreement being executed and delivered by the Drag Sponsor (or an agreement no less favorable to such Shareholder than the agreement being signed by the Drag Sponsor), containing such representations and warranties, covenants and (several, not joint) indemnities and other terms as the Drag Sponsor may deem to be reasonably necessary or desirable to consummate such transaction.

                  (d) In no event shall any Drag Sponsor have any obligation to sell or otherwise Dispose of any Investment Securities to any Person. The Drag Sponsor may at any time determine in its sole discretion not to consummate such sale or other Disposition. In such event, the Shareholders required to join the Drag Sponsor in a Disposition pursuant to Section 2.4(b) shall be prevented from consummating such Disposition. The Drag Sponsor shall not be responsible to any other Shareholder for any failure or breach of contract or any other breach of an obligation or duty by any prospective purchaser, and such Shareholders shall not be entitled to assert any claims against the Drag Sponsor in respect of any breach or alleged breach of any contract with, or any obligation or duty owed to, any prospective purchaser by the Drag Sponsor.

                  (e) Each Shareholder required to join the Drag Sponsor in a Disposition pursuant to Section 2.4(b) shall pay to the Drag Sponsor such Shareholders' pro-rata share (based on the value of such Shareholder's Investment Securities subject to such Disposition as a percentage of the value of all Investment Securities subject to such Disposition) of any out-of-pocket fees and expenses (including, without limitation, legal and investment banking fees and expenses) incurred by the Drag Sponsor in connection with such transaction.

                  2.5 Transfer to Affiliates; Transfer to Sponsors. (a) Any Shareholder may, without the restrictions set forth in Sections 2.2 and 2.3, but subject to the requirements of Section 2.6, transfer any or all of its Investment Securities, to its Affiliate. The transferring Shareholder shall notify the Sponsors of any such transfer and shall provide evidence of its compliance with the provisions of this Section 2.5 and Section 2.6, as applicable.

                  (b) Any Shareholder may agree, without the restrictions set forth in Section 2.2, to transfer any or all of its Investment Securities to one or both Sponsors or the Affiliates of either Sponsor on mutually agreed terms and conditions; provided, that this Section 2.5(b) shall not create any obligation on the part of either Sponsor to agree to purchase any such Investment Securities.

                  2.6 Certificate of Accession. (a) No Party shall Dispose of all or any portion of its Investment Securities to any Person (including its Affiliates) unless the party acquiring such Investment Securities, as a condition precedent to such acquisition, (i) executes and delivers to the non-Disposing parties hereto, in form and substance acceptable to the Sponsors, a Certificate of Accession, substantially in the form of Exhibit A to this Agreement (the "Certificate of Accession"), agreeing to observe and be bound by all provisions of this Agreement and other agreements related hereto, and (ii) causes its ultimate parent entity to execute and deliver to the non-Disposing Parties a guarantee and equity retention agreement substantially in the form of Exhibit D hereto (a "Guarantee and Equity Retention Agreement"); provided, that this requirement shall not apply to Dispositions (i) made pursuant to Section 2.2(b) or Section 2.4 hereof, or (ii) to the general public, in a Brokers' Sale or otherwise; provided, further, that if such Person is acquiring Investment Securities directly, rather than an interest in a Limited Partnership, such Person as a condition precedent to such acquisition shall also (i) take all actions necessary to pledge, and constitute a perfected first priority lien on, such Investment Securities pursuant to a pledge agreement in the form set forth in Exhibit C hereto (a "Pledge Agreement"), and (ii) execute an irrevocable proxy in the form set forth in Exhibit B hereto (an "Irrevocable Proxy") with respect to such Investment Securities. Upon the execution and delivery of the Certificate of Accession and Guarantee and Equity Retention Agreement (and, if applicable, Pledge Agreement and Irrevocable Proxy), the transferee shall become a party this Agreement and have all the rights, powers, duties and obligations as to the Investment Securities Disposed of by the transferor under this Agreement; provided, however, that neither Sponsor may transfer its rights as a Sponsor hereunder to any Person other than an Affiliate, except in accordance with Section 6.12. If the transferor has Disposed of all of its Investment Securities, it shall then cease to have any further rights, powers, duties and obligations under this Agreement; provided, however, that such transfer shall not relieve the transferor of any obligations or liabilities incurred hereunder prior to the date of transfer, and will not relieve any Shareholder of any obligations under Article 6 hereof.

                  (b) In the event that any Investment Securities are distributed to any Limited Partner by the Limited Partnership, such Limited Partner shall immediately (i) assume the rights and obligations of an Additional Shareholder hereunder with respect to the Investment Securities distributed to it, (ii) take all actions necessary to pledge, and constitute a perfected first priority lien on, such Investment Securities pursuant to a Pledge Agreement,
(iii) execute and deliver an Irrevocable Proxy with respect to such Investment Securities and (iv) execute and deliver a Guarantee and Equity Retention Agreement. In the event that any Sponsor ceases to be a Sponsor hereunder, but continues to hold Investment Securities, it shall immediately (i) assume the rights and obligations of an Additional Shareholder hereunder with respect to such Investment Securities, (ii) take all actions necessary to pledge, and constitute a perfected first priority lien on, such Investment Securities pursuant to a Pledge Agreement, and (iii) execute and deliver an Irrevocable Proxy with respect to such Investment Securities, and (iv) execute and deliver a Guarantee and Equity Retention Agreement.

                  (c) If upon expiration of the Lock-Up Period any TVG Affiliate wishes to become a limited partner of HT Holdings V, L.P., for a period of three
(3) months following the expiration of the Lock-Up Period, United Classic Investments Limited shall be permitted to transfer to HT Holdings V, L.P. up to seventeen percent (17%) of the Investment Securities then held by United Classic Investments Limited, subject only to compliance with Sections 2.1, 2.6 and 2.7(b). HT Holdings V, L.P. shall use its reasonable best efforts to accept the contribution of such Investment Securities and to issue to the relevant TVG Affiliates limited partnership interests reflecting such contributions; provided, that each such TVG Affiliate shall meet all of the qualifications, and make all of the representations required, of a limited partner under the limited partnership agreement of HT Holdings V, L.P.

                  2.7 Additional Provisions Relating to Dispositions. The following additional provisions shall apply to each Disposition permitted pursuant to this Article 2:

                  (a) If the Shareholder making such Disposition fails to observe the procedures of Sections 2.1 through 2.6 above, the Nominating Shareholders shall cause their nominated Director(s) to vote to disapprove the related Disposition of Investment Securities and the Shareholder shall accept such decision without challenge and waive any other remedy which may be available to it under Law or otherwise.

                  (b) In connection with each such Disposition pursuant to this
Article 2, the transferor Shareholder and the transferee shall deliver to the non-Disposing Sponsor(s) such other documents and instruments as such non-Disposing Sponsor(s) may reasonably request in connection with such Disposition to ensure compliance with the terms hereof.

                  2.8 Pre-emptive Rights. Each Shareholder shall enjoy the pre-emptive right to subscribe newly-issued shares of Common Stock as set forth in the Articles of Incorporation. In the event that a Shareholder decides not to exercise all or any portion of its pre-emptive rights in respect of any such issuance, such Shareholder shall, not less than fifteen (15) days after notice of such pre-emptive rights has been delivered to such Shareholder, give a binding notice to all other Shareholders of the amount of pre-emptive rights it will not exercise, and if permitted by applicable law, transfer without consideration the pre-emptive rights it will not exercise to the other Shareholders on a pro rata basis (based on the number of pre-emptive rights being exercised by such Shareholder as a percentage of all pre-emptive rights being exercised by the Shareholders). The Shareholders shall use their reasonable best efforts to cause the subscription period in respect of any pre-emptive rights issued by the Company to be no less than thirty (30) days.

                  2.9 Right of Participation on Limited Partnership Interests. Each Limited Partnership agrees to grant to the other Shareholders the right to purchase interests in such Limited Partnership (or the Investment Securities underlying such interests) on the terms set forth in Section 5.9 of its Limited Partnership Agreement, if applicable.

                                    ARTICLE 3

                                   GOVERNANCE

                  3.1 Appointment of Directors.
                      -------------------------

                  (a) The Board shall consist of eleven (11) Directors, five (5) of whom shall be designated by the Shareholders (the "Investors' Nominees") in accordance with the following:

                    (i) in the event that there are two Sponsors, and the
               Largest Sponsor is the Largest Single Shareholder:

                         (A) two non-standing, non-independent Directors shall
                    be designated by the Largest Sponsor;

                         (B) two outside Directors shall be designated by the
                    other Sponsor; and

                         (C) one outside Director shall be designated jointly by
                    the Shareholders; provided, that if after good faith consultation no candidate is agreed, such Director shall be designated by Shareholders representing a majority of the Investment Securities.

                    (ii) in the event that there are two Sponsors and neither
               Sponsor is the Largest Single Shareholder:

                         (A) one non-standing, non-independent Director and one
                    outside Director shall be designated by each Sponsor; and

                         (B) one outside Director shall be designated jointly by
                    the Shareholders; provided, that if after good faith consultation no candidate is agreed, such Director shall be designated by Shareholders representing a majority of the Investment Securities.

                    (iii) in the event that there is only one Sponsor:

                         (A) four Directors shall be designated by such Sponsor
                    in accordance with applicable Law; and

                         (B) one outside Director shall be designated jointly by
                    the Shareholders; provided, that if after good faith consultation no candidate is agreed, such Director shall be designated by Shareholders representing a majority of the Investment Securities.

                  If at any time as a result of a Sponsor becoming the Largest Single Shareholder, any outside Director becomes unable to satisfy the requirements for outside Director set forth in Korean Law and is required to resign from his position on the Board, the Shareholders shall promptly cause a shareholders' meeting to be held at which such Director shall be replaced in accordance with the above designation rules, and if necessary the Sponsors shall remove and replace such other Directors as may be necessary to fully observe the above designation rules. Additionally, in the event of a vacancy on the Board (other than a vacancy of a Board seat held by any Director designated pursuant to sub-paragraphs (i)-(iii) above) the Sponsors shall jointly designate the replacement Director, including any Representative Director.

                  (b) In the event the aggregate shareholding in the Company of a Sponsor and its Affiliates is less than five percent (5%) of the fully-diluted share capital of the Company, such Sponsor's rights to designate candidates for nomination as directors and to designate candidates for appointment as managers of the Company pursuant to Section 3.4 shall be deemed transferred to the other Sponsor if such other Sponsor, together with its Affiliates, then holds at least five percent (5%) of the fully-diluted share capital of the Company. Such Sponsor who has lost its rights to designate such candidates shall procure the resignation of each Director at the time holding office that was designated for nomination by such Sponsor. If the resignation is not timely procured, then the Shareholders shall remove such Director(s) pursuant to Section 3.2; provided, however, that the Sponsor responsible for the removal shall indemnify and hold the Company and the other Shareholders harmless from any and all damages and other expenses that may arise from such action.

                  (c) Each of the Shareholders agrees to vote, in person or by proxy, all of the shares of Common Stock owned by such Shareholder, at any extraordinary or ordinary general meeting of shareholders of the Company called for the purpose of voting on the election of directors, in favor of the election of Directors nominated in accordance with this Section 3.1.

                  (d) In the event the Board fails to nominate for election as Directors those Persons designated by the Nominating Shareholder pursuant to
Section 3.1(a), such Persons shall be nominated by the Shareholders directly, subject to applicable Korean Law.

                  3.2 Removal of Directors; Vacancies.

                  (a) A Director designated by a Nominating Shareholder shall only be removed or substituted pursuant to the instructions of such Nominating Shareholder. If any Nominating Shareholder wishes to remove any Director designated by it for nomination pursuant hereto, the other Shareholders, upon reasonable prior written notice, shall vote to remove such Director at the next extraordinary or ordinary general shareholders' meeting; provided, however, that the Nominating Shareholder proposing the removal shall indemnify and hold the Company and the other Shareholders harmless from any and all damages and other expenses that may arise from such action.

                  (b) If a Director dies, resigns, becomes incapacitated or otherwise vacates his Board seat, the Nominating Shareholders that designated such Director for nomination shall promptly designate for nomination a replacement Director.

                  3.3 Board Meetings. Meetings of the Board shall be convened at least once every calendar quarter or as otherwise determined by the Board and at such times and places as the Representative Director may give prior written notice. The Shareholders shall use their reasonable best efforts to cause (i) all such meetings to be either conducted in English or be simultaneously interpreted into English at the cost of the Company unless otherwise agreed to by all Directors participating at such meeting and (ii) the minutes to be recorded in both Korean and English. The Shareholders shall use their reasonable best efforts to cause the internal board regulations of the Company to be amended to reflect the terms of this Section 3.3.

                  3.4 Management.
                      ----------

                  (a) The Sponsors shall jointly designate (i) a candidate for appointment as the president, chief executive officer and the sole Representative Director ("sajang" and "daepyo isa") of the Company and (ii) a candidate for appointment as the replacement Representative Director in accordance with the Articles of Incorporation. The Sponsors shall also from time to time jointly designate any replacements for such Persons.

                  (b) The Sponsors shall jointly designate candidates for appointment as the chief financial officer and the chief operating officer of the Company and shall from time to time jointly designate their replacements.

                  (c) Each of the Shareholders agrees to use its reasonable best efforts to cause any Director designated for nomination by it to vote in favor of the appointment of the candidates designated by the Sponsors pursuant to Sections 3.4(a) and 3.4(b) as the (i) president, chief executive officer and sole Representative Director ("sajang" and "daepyo isa"), (ii) chief financial officer, and (iii) chief operating officer, of the Company. If the Sponsors wish to remove any of such members of management, each of the Shareholders agrees upon the written request of the Sponsors to use its reasonable best efforts to cause the Directors to vote in favor of such removal.

                                   ARTICLE 4

            INVESTORs' REPRESENTATIVES; SPONSOR CONSENT; CO-INVESTOR
                         CONSENT; FEES; CERTAIN BREACHES

                  4.1 Investors' Representatives; Sponsor Consent Items;
                      --------------------------------------------------
Co-Investor Consent Items.
-------------------------

                  (a) The Sponsors shall jointly exercise their rights as Investors' Representatives under the Investment Agreement, the Investors' Rights Agreement, the First Letter Agreement and the other Transaction Documents (other than the Management Rights Agreements) in respect of:

                    (i) the exercise of veto rights provided under Section 6.6 of the Investment Agreement;

                    (ii) the making of claims for indemnification under Article
               VIII of the Investment Agreement;

                    (iii) bringing any other claim or action against the Company under any Transaction Document (other than the Management Rights Agreements);

                    (iv) the exercise of rights under the Investors' Rights
               Agreement;
                  and

                    (v) the exercise of rights under the First Letter Agreement;

only after notification to or consultation with the Additional Shareholders and the limited partners of the Limited Partnerships; provided, that the Shareholders and the limited partners of the Limited Partnerships shall not have the right to instruct the Sponsors in the exercise of their rights as Investors' Representatives. The actions and decisions of the Investors' Representatives (unless made in knowing violation of applicable law) are hereby affirmed, ratified, confirmed and approved in all respects. To the extent permitted by applicable law, the Additional Shareholders expressly waive in advance any claims they may have against the Sponsors in their exercise of the rights of the Investors' Representatives. The Additional Shareholders acknowledge and agree that the duties of the Investors' Representatives to the Additional Shareholders and the limited partners of the Limited Partnerships shall be limited to the duty of notification and/or consultation set forth above. All decisions of the Investors' Representatives shall be made jointly, unless and until one or both of the Sponsors ceases to be qualified as an Investors' Representative in accordance with Section 10.1 of the Investment Agreement. For the avoidance of doubt, if only one Shareholder remains qualified as an Investors' Representative and Sponsor, such Sponsor shall assume all of the rights of the former Sponsor (including its rights as an Investors' Representative) and shall not be required to act jointly with any other Person or to seek the consent of any Person in order to exercise any of the Sponsors' rights (including rights as an Investors' Representative).

                  (b) If no Shareholder remains qualified as an Investors' Representative under the Investment Agreement or the Investors' Rights Agreement, the Shareholders shall negotiate in good faith to designate a new Investors' Representative under such agreements; failing agreement, the Shareholder (other than the Limited Partnerships) or Limited Partner that, together with its Affiliates, holds the greatest number of shares of Common Stock shall with its consent be appointed as the new Investors' Representative under such agreements.

                  (c) No Shareholder (in its capacity as a shareholder of the Company) will approve or take any action in furtherance of, any of the following actions or matters (each, a "Sponsor Consent Action") without first having received the affirmative vote or written consent of both of the Sponsors:

                    (i) approve the annual financial statements of the Company;

                    (ii) appoint, replace, remove or support the removal of the independent auditor of the Company; or

                    (iii) consent to any action subject to the veto rights set forth in Section 6.6 of the Investment Agreement.

                  (d) Actions taken by any Sponsor under this Section 4.1 shall be evidenced by a writing signed by an Authorized Representative of such Sponsor.

                  (e) Without the consent of each other Sponsor and of Co-Investors holding not less than fifty percent (50%) by value of all Investment Securities held by Co-Investors, the Sponsors shall not enter into or effect any Affiliated Party Transaction. The Sponsors shall not consent to any amendment of the Investment Agreement or the Investors' Rights Agreement that would materially adversely affect the rights thereunder of any Co-Investor without the prior written consent of such Co-Investor.

                  4.2 Covenant to Vote; Irrevocable Proxy; Pledge. (a) Each Party shall use, from and after the date hereof, its reasonable best efforts and take all actions necessary to call, or cause the Company and the appropriate officers and directors of the Company to call, an extraordinary or ordinary general shareholders' meeting and to vote, or cause to be voted, all shares of Common Stock constituting Investment Securities directly or indirectly owned by such Party at any such extraordinary or ordinary general meeting in favor of all actions necessary to effect the intent of Article 3 and Article 4 hereof. In addition, each Party agrees to vote, or cause to be voted, the shares of Common Stock constituting Investment Securities owned directly or indirectly by such Party upon any other matter arising under this Agreement submitted to a vote of the shareholders of the Company in a manner so as to implement the terms of this Agreement and in accordance with the instructions of the Sponsors. Each Party agrees to use its reasonable best efforts to cause the Company to comply with the Investors' Rights Agreement.

                  (b) Each Additional Shareholder (other than the Limited Partnerships) shall on or prior to the date hereof grant to the Sponsors an Irrevocable Proxy to attend meetings of the shareholders of the Company and to vote all of the shares of Common Stock constituting Investment Securities now or hereafter owned by such Additional Shareholder. Subject to the termination provisions thereof, each such Additional Shareholder agrees to reinstate or renew such Irrevocable Proxy as often as may be necessary to keep such proxy in full force and effect at all times, and further agrees that any attempt by it to vote such Investment Securities, or to revoke or in any manner deny the effectiveness or prohibit or interfere with the exercise of such Irrevocable Proxy shall be deemed a material breach of this Agreement and of such Irrevocable Proxy. The Sponsors shall exercise the proxy in their sole discretion, and shall have no duty, responsibility or liability to the Additional Shareholders in respect of the exercise (or failure to exercise) such proxy. Each Irrevocable Proxy shall terminate upon the termination of this Agreement.

                  (c) On or prior to the Closing Date, each Additional Shareholder (other than the Limited Partnerships) shall have executed a Pledge Agreement pursuant to which such Additional Shareholder shall pledge to the Sponsors, for the purpose of securing its obligations under this Agreement and the Irrevocable Proxy, its right to receive the Investment Securities beneficially owned by such Shareholder upon the expiration of the Lock-Up Period and all rights, entitlements and benefits (including without limitation all dividend, liquidation and voting rights other than rights to cash dividends or other cash distributions) of such Additional Shareholder in respect of all Investment Securities now or hereafter owned by such Additional Shareholder. Subject to the termination provisions thereof, each such Shareholder shall further take all actions as may be necessary to cause such pledge to constitute a perfected first priority lien with respect to such Investment Securities and shall take all actions necessary to maintain at all times such perfected first priority lien, including by registering the pledge in the relevant registry books with the Korea Securities Depository, each relevant securities company and/or the Company. Each Pledge Agreement shall terminate upon the termination of this Agreement.

                  4.3 Consultation between Sponsors; Deadlock. (a) The Sponsors shall use their reasonable best efforts to consult with each other in good faith and in a timely manner with respect to any matter hereunder requiring the joint action of the Sponsors and with respect to the exercise of any of their rights as Investors' Representatives.

                  (b) Prior to any meeting of the Board, each Shareholder that has designated a Director for nomination shall use its reasonable best efforts to consult with the other such Shareholders (and any Director designated by it) in good faith and in a timely manner with respect to each of the items set forth in the agenda for such meeting.

                  (c) In the event that, as of a Decision Date, the Sponsors after good faith negotiations are unable to agree with respect to the exercise of any rights described in Section 4.1(a)(i), or with respect to the voting of shares at any shareholders' meeting of the Company, either Sponsor shall by written notice to the other Sponsor (a "Deadlock Notice") require that the matter be resolved by the most senior management of the Sponsor Parents. If such matter has not been resolved by such senior management within five (5) Business Days after the date of the Deadlock Notice, notice of such deadlock shall be given to the Shareholders, and the senior management of GIC Infrastructure Pte Ltd ("GIC"), within ten (10) Business Days of a Deadlock Notice, shall choose which Sponsor's position regarding the deadlocked matter shall prevail, after consultation with the senior management of all Sponsors. GIC's agreement to act in this role shall not be construed to constitute it as the agent or representative of any of the other Parties, and no fiduciary relationship or other obligation to the other Parties hereto shall arise as result of such agreement or as a result of any decision made by GIC under this Section 4.3(c).

                  4.4 Fees, Costs and Expenses.
                      ------------------------

                  Each Co-Investor and each of HT Holdings VI, HT Holdings VII, HT Holdings VIII, HT Co-Invest Holdings, L.P., HTM, L.P. and NB Hanaro Partners, L.P. shall pay on or prior to the Closing Date to or as directed by the Sponsors, its pro-rata portion (based on the percentage funded by it of the Total Consideration) of the aggregate fees and expenses incurred by the Sponsors in connection with the Transactions (the "Transaction Costs") prior to and including the Closing Date, including, without limitation, the fees and expenses incurred by the Sponsors to third party advisors, including legal counsel, investment bankers, accountants, consultants and other third party advisors and travel, accommodation and other out-of-pocket expenses of personnel of Sponsors incurred in connection with the Tranactions, but excluding amounts actually reimbursed by the Company at Closing. Each of the Sponsors shall pay one-half of the remainder of the Transaction Costs not paid pursuant to the foregoing sentence.

                  4.5 Liquidated Damages for Certain Breaches. (a) Each of the Parties hereto acknowledges and agrees that the primary purpose of this Agreement is to permit the Parties to collectively exercise control or influence over the Company, its management, and its business and operations. The Parties agree that the ability to collectively exercise control constitutes a right with significant economic value, which value the Parties further agree is equal to approximately thirty percent (30%) of the value of the Investment Securities held by the Shareholders from time to time. This value has been arrived at based on the Parties' knowledge of the Korean capital markets and further is consistent with Article 63 of the Inheritance and Gift Tax Law of Korea which recognizes a thirty percent (30%) control premium for the purposes of taxation.

                  (b) The Parties further acknowledge and agree that the provisions of Article 2 (Transfer Restrictions; Pre-emptive Rights) and Article 3 (Governance) and Section 4.2 (Covenant to Vote; Irrevocable Proxy; Pledge) are critical to maintaining and exercising collective control over Hanaro. Accordingly, as liquidated damages (and not as penalty) for any material breach of such provisions and for any material breach of the Irrevocable Proxy or Pledge Agreement (each a "Material Breach"), the breaching Party shall be required to pay to the non-breaching Parties, in the aggregate, an amount equal to thirty percent (30%) of the Market Value (determined as of the date of the breach) of the aggregate Investment Securities held (directly or indirectly) by the non-breaching Parties as of the date of the breach; provided, that in no event shall the amount of damages payable under this Section 4.5 by any breaching Party exceed the value of the Investment Securities held by such breaching Party immediately prior to such breach; provided, further, that if there is more than one breaching Party, each such Party shall be required to pay its pro rata share of such damages (based on the value of Investment Securities held by such breaching Party as a precentage of the value of Investment Securities held by all such breaching Parties), subject in all cases to the foregoing proviso.

                  (c) The Parties agree that a Material Breach shall include, without limitation, the following:

                    (i) any Disposition or attempted or purported Disposition of
               Investment Securities in violation of Article 2;

                    (ii) voting or attempting to vote Investment Securities
               subject to an Irrevocable Proxy; and

                    (iii) revoking, or attempting to revoke, failing to maintain or denying the effectiveness of or prohibiting or interfering with the exercise of its Irrevocable Proxy or its Pledge Agreement.

                  (d) Upon a determination by the Sponsors that a Material Breach has occurred, the Sponsors shall notify the breaching Party of such determination. If the breaching Party has not fully remedied such Material Breach within ten (10) Business Days after the date of such notice, or if in the case of a Material Breach described in Section 4.5(c)(ii), if such Material Breach cannot in the judgment of the Sponsors be fully remedied (in such period) the provisions of Section 4.5(b) shall become immediately applicable, and the liquidated damages provided for therein shall become immediately due and payable.

                                   ARTICLE 5

                            DURATION AND TERMINATION

                  5.1 Duration. In the event any Sponsor, together with its Affiliates, ceases to beneficially own at least five percent (5%) of the fully-diluted share capital of the Company, all of its rights hereunder as a Sponsor shall terminate; provided, that such Sponsor's rights and obligations as a Shareholder hereunder shall continue. This Agreement shall expire upon the earliest of (i) the date on which the Investment Agreement terminates (ii) the date on which no Sponsor, together with its Affiliates, beneficially owns five percent (5%) or more of the fully-diluted share capital of the Company, (iii) the 5th anniversary of the Closing Date (subject to two one-year extensions, which extensions shall be granted upon the consent of the Sponsors and of Co-Investors holding (directly or indirectly through the Limited Partnerships) not less than seventy-five percent (75%) by value of the Investment Securities held by all Co-Investors) and (iv) the date on which a Disabling Event has occurred with respect to both Sponsors. This Agreement may be terminated by an agreement in writing signed by the Sponsors with the consent of Co-Investors holding (directly or indirectly through the Limited Partnerships) not less than fifty percent (50%) of the Investment Securities held by all Co-Investors.

                  5.2 Termination without Prejudice. Termination of this Agreement or of any portion hereof shall be without prejudice to the accrued rights and obligations of the Shareholders at the date of termination. Article 6 shall survive any termination hereof.

                  5.3 Disabling Event. Upon the occurrence of a Disabling Event with respect to any Sponsor, such Sponsor shall without prejudice to its rights as a Shareholder hereunder, cease to have any of the rights, powers and obligations of a Sponsor or Investors' Representative under this Agreement, the Investment Agreement and the Investors' Rights Agreement.

                                    ARTICLE 6

                                     GENERAL

                  6.1 Representations and Warranties. Each Party represents and warrants to and for the benefit of the other Parties that:

                  (a) it is duly organized and validly existing under the Laws of its jurisdiction of organization and the consummation of the transactions contemplated herein have been duly authorized by all necessary action;

                  (b) it has the legal capacity and corporate power and authority to enter into, exercise its rights and perform and comply with its obligations under this Agreement; and

                  (c) this Agreement has been duly executed and delivered by it, and (assuming due execution and delivery by the other Parties hereto), constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of this Agreement, except as such enforceability may be limited by bankruptcy, insolvency, creditor's rights generally or by the availability of equitable remedies.

                  6.2 Authorized Representative. Each of AIF II and AOF authorizes and appoints its Authorized Representative as its sole representative and attorney-in-fact with the power to sign, on its behalf, all modifications, amendments, consents, notices and waivers related to this Agreement and to act on the behalf of it and as the representative with respect to any matter set forth or related to this Agreement. Any action of such Authorized Representative shall be evidenced in writing. The actions and decisions of such Authorized Representative are hereby affirmed, ratified, confirmed and approved by AIF II and AOF in all respects. In the event that any payment is to be made by or to the AIG Sponsor or its designees, such Authorized Representative shall provide written instruction regarding the distribution of such payment between AIF II and AOF, provided that if such Authorized Representative fails to timely deliver such written instruction, payment by or to the AIG Sponsor shall be made pro rata by AIF II and AOF based on their then current holdings of Investment Securities.

                  6.3 No Agency. Nothing in this Agreement shall be construed to constitute one Party as the agent or representative of the other Parties (except as expressly set forth in Section 4.1(a) and Section 6.2) and no joint venture, partnership or other fiduciary relationship will be created hereby. No Party will make or have the power or authority to act for, bind or otherwise create or assume any obligation on behalf of any other Party for any purpose whatsoever.

                  6.4 Amendments; Waivers. (a) No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all Parties. Notwithstanding the foregoing, Schedule I, Schedule II and Schedule III hereto may be amended by the Sponsors without the consent of any other Party at any time, and from time to time, prior to the Closing Date.

                  (b) No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent default, misrepresentation or breach. No waiver shall be effective hereunder unless contained in a writing signed by the Party sought to be charged with such waiver. No failure on the part of any Party to exercise or delay in exercising any right hereunder shall be deemed a waiver thereof, nor shall any single or partial exercise preclude any further or other exercise of such or any other right.

                  (c) The Parties shall negotiate in good faith to make any necessary amendments hereto reflecting the conversion of HT Holdings VI, HT Holdings VII, or HT Holdings III to a Limited Partnership.

                  6.5 Entire Agreement. This Agreement, together with the Transaction Documents, the Limited Partnership Agreements and the guarantee and equity retention agreements entered into as of the date hereof between the Co-Investors and the Sponsors collectively constitute the entire agreement among the Parties with reference to the matters set forth herein and therein and supersede any and all prior understandings, negotiations, agreements, or representations by and among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof or thereof.

                  6.6 Further Assurances. Each Party shall execute and deliver or cause to be executed and delivered both before and after the date hereof such further certificates, agreements and other documents and take such other actions, including the voting of such Party's Investment Securities, as any other Party may reasonably request or as may be reasonably necessary or appropriate to consummate or implement the transactions contemplated hereby.

                  6.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, which shall govern this Agreement and any controversy relating to or claim arising out of this Agreement.

                  6.8 Dispute Resolution.
                      -------------------

                  (a) Any controversy, claim or dispute arising out of or relating to or in connection with this Agreement, including, without limitation, a dispute regarding the breach, termination, enforceability or validity hereof shall be finally settled by binding arbitration in Hong Kong before a panel of three arbitrators. The arbitration shall be administered by the International Court of Arbitration of the International Chamber of Commerce (the "ICC") under its Rules of Arbitration except as they may be modified herein by agreement of the parties and shall be conducted in the English language. The Sponsors, on the one hand, and the Co-Investors on the other, shall each nominate one arbitrator (unless the controversy, claim or dispute is between the Sponsors, in which case, Newbridge, on the one hand, and AIG Sponsor, on the other, shall each nominate one arbitrator), obtain its nominee's acceptance of such nomination, and deliver written notification of such nomination and acceptance to the other party within thirty (30) days after delivery of the request for arbitration. In the event a party fails to nominate an arbitrator or deliver notification of such nomination to the other party within this time period, upon request of any party, such arbitrator shall instead be appointed by the ICC within thirty (30) days of receiving such request. The two arbitrators nominated in accordance with the above provisions shall nominate the third arbitrator, obtain the nominee's acceptance of such nomination and notify the parties in writing of such nomination and acceptance within thirty days of their nomination. If the first two nominated arbitrators fail to nominate a third arbitrator or notify the parties of that nomination within this time period, then, upon request of either party, the third arbitrator shall be appointed by the ICC within thirty (30) days of receiving such request. The third arbitrator shall act as chair. For the sake of clarity, it is expressly understood that the function of such chair is administrative only and shall not signify that such chair has greater or different powers as arbitrator from the other arbitrators. The award of the arbitrators shall be final and binding upon the parties, and shall not be subject to any appeal or review. The parties agree to submit to the non-exclusive personal jurisdiction of the federal and state courts sitting in the City of New York, New York for the purpose of enforcing this agreement to arbitrate.

                  (b) No provision of, nor the exercise of any rights under, this Section 6.8 shall limit the right of any party to request and obtain from a court of competent jurisdiction in the City of New York (which shall have non-exclusive jurisdiction for purposes of this Section 6.8(b)) before, during or after the pendency of any arbitration, provisional or ancillary remedies and relief including, but not limited to, injunctive or mandatory relief or the appointment of a receiver. The institution and maintenance of an action or judicial proceeding for, or pursuit of, provisional or ancillary remedies shall not constitute a waiver of the right of any party, even if it is the plaintiff, to submit the dispute to arbitration if such party would otherwise have such right. Each of the parties hereby submits unconditionally to the non-exclusive jurisdiction of the state and federal courts located in the City of New York, County of New York for purposes of this provision, waives objection to the venue of any proceeding in any such court or that any such court provides an inconvenient forum and consents to the service of process upon it in connection with any proceeding instituted under this Section 6.8(b) in the same manner as provided for the giving of notice hereunder.

                  (c) Judgment upon the award rendered may be entered in any court having jurisdiction. The parties hereby expressly consent to the non-exclusive jurisdiction of the state and federal courts situated in the City of New York, County of New York for this purpose and waive objection to the venue of any proceeding in such court or that such court provides an inconvenient forum.

                  (d) Each of the parties participating in an arbitration pursuant to the terms of this Agreement shall, subject to the award of the arbitrators, pay an equal share of the arbitrators' fees. The arbitrators shall have the power to award recovery of all costs (including reasonable attorneys' fees, administrative fees, arbitrators' fees and court costs) to the prevailing party.

                  (e) Each of:

                    (i) Newbridge hereby irrevocably designates Newbridge
               Capital, LLC, with offices situated at present at 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102, U.S.A.;

                    (ii) AIG Sponsor hereby irrevocably designates AIG Global
               Investment Group, Inc., with offices situated at present at 175 Water Street, New York, New York, 10038, U.S.A.; and

                    (iii) each Additional Shareholder hereby irrevocably
               designates the party set forth opposite its name under the column titled "Authorized Agent" on Schedule I; and

                    (iv) each Limited Partner hereby irrevocably designates the party set forth opposite its name under the column titled "Authorized Agent" on Schedule II;

                  as its authorized agent, respectively, to accept and acknowledge on its behalf service of any process which may be served in any proceeding in New York and each party agrees that any process or other paper to be served in connection with any action or proceeding under this Agreement, shall, if delivered, sent or mailed in accordance with Section 6.9 of this Agreement, constitute good, proper and sufficient service thereof.

                  (f) Each of the Parties irrevocably and unconditionally waives trial by jury in any legal action or proceeding relating to this Agreement and for any counterclaim therein.

                  6.9 Notices; Joint Action
                      ---------------------

                  (a) All notices, requests, demands, claims, consents and other communications hereunder shall be in writing, shall be effective upon receipt and shall be delivered personally or by an internationally recognized express courier or sent by facsimile to the address or number set forth below each Shareholder's name on Schedule I and each Limited Partner's name on Schedule II, with a copy to:

                            Neil Q. Whoriskey
                            Cleary, Gottlieb, Steen & Hamilton
                            39th Floor, Bank of China Tower
                            One Garden Road
                            Hong Kong, China
                            Telephone: (852) 2521-4122
                            Facsimile: (852) 2845-9026

                            Young Man Huh
                            Kim & Chang
                            2F, Northgate Building
                            66 Juksun-Dong, Chongro-Ku
                            Seoul, Korea 110-052
                            Telephone: (822) 3703-1114
                            Facsimile: (822) 3703-1590

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, facsimile transmission, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

                  (b) Notices of joint actions taken by the Sponsors hereunder shall be given to all Shareholders promptly after the decision to take such joint action has been made.

                  6.10 Confidentiality. (a) Except as otherwise provided in this
Section 6.10, all information obtained by any Party (or its Affiliate) from another Party (or its Affiliate) in connection with this Agreement, the Investment Agreement, the Investors' Rights Agreement, any Limited Partnership Agreement (including information contained in any notices delivered to or received by any Limited Partnership or Limited Partners under this Agreement or any Limited Partnership Agreement) or in connection with any transaction contemplated bereby or thereby (whether obtained before or after the date of this Agreement) or any Party's direct or indirect investment in the Company which has been labeled as, or otherwise is understood to be, confidential or proprietary ("Confidential Information") shall be considered confidential, shall be treated with the same standards of care as the recipient's own proprietary information of like kind and nature and shall not be divulged without the prior written consent of the party which provided the information. In addition, each Party represents that it has not, and agrees that it will not, (i) except in connection with its direct or indirect investment in the Company, use any such Confidential Information (other than its own); or (ii) disclose, reveal, or otherwise make any such Confidential Information (other than its own) available to any unauthorized third person without the prior written consent of the disclosing parties; provided, however, that in connection with any direct or indirect transfer of any Investment Securities permitted hereunder, a Party may make Confidential Information available to a prospective transferee as such Party believes reasonably necessary for the purposes of effecting a sale, subject to a confidentiality agreement providing for restrictions substantially similar to those set forth in this Section 6.10 including, if appropriate a standstill provision. No information shall be subject to such restriction if such information (i) is received by the restricted Party from a source other than the other party and such source, to the best of the restricted Party's knowledge, is not similarly restricted or (ii) is, or becomes, public information without any breach of the confidentiality obligations of this
Section 6.10. In addition, any Party may disclose information if legally required to do so, provided that written notice shall be given to the disclosing party of such disclosure. Each Party hereto agrees to assert any applicable privilege if by doing so the disclosure of any Confidential Information would be avoided or delayed. The restrictions contained in Section 6.10(a) shall survive one year after the termination of this Agreement.

                  (a) Notwithstanding anything in this Agreement to the contrary, to comply with Treasury Regulations Section 1.6011-4(b)(3)(i), each Party (and any employee, representative or other agent of such Party) may disclose to any and all persons, without limitation of any kind, the U.S. federal income tax treatment and tax structure of the Transactions, the Limited Partnerships and any transactions undertaken by the Limited Partnerships and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure; provided, however, that none of the Parties (or any employee, representative or other agent of such Parties) shall disclose any information (i) that is not relevant to an understanding of the U.S. federal income tax treatment or tax structure of the Transactions, the Limited Partnerships or any transactions undertaken by the Limited Partnerships, including the identity of any existing or future party to this Agreement or the Limited Partnership Agreements (or any of its affiliates or its representatives) or other information that could lead any person to determine such identity or (ii) to the extent such disclosure could result in a violation of any U.S. federal or state securities laws.`

                  6.11 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which together will constitute one and the same agreement. In addition to the other lawful means of execution and delivery, this Agreement may be executed by facsimile signatures and may be delivered by the exchange of counterparties of signature pages by means of facsimile transmission.

                  6.12 Assignment. This Agreement may not be assigned (including by operation of law) without the prior written consent of the other Parties; provided, however, that the rights of a Shareholder may be transferred to, and its related obligations assumed by, any Person to which Investment Securities have been transferred in accordance with the provisions hereof. The rights and obligations of any Sponsor (other than rights and obligations of all Shareholders hereunder) may be assigned to a person other than an Affiliate of the Sponsor only (i) with the prior written consent of the other Sponsor (if any) and (ii) if the proposed transferee of such rights as Sponsor has not purchased or otherwise been transferred at least fifty percent (50%) of the Investment Securities of such Sponsor, the consent of Co-Investors holding (directly or indirectly through the Limited Partnerships) not less than sixty-six and two-thirds percent (66-2/3%) of all Investment Securities held by the Co-Investors.

                  6.13 Headings. The headings in this Agreement are solely for convenience of reference and shall not be given any effect in the construction or interpretation of this Agreement.

                  6.14 Incorporation of Exhibits and Schedules. The Exhibits and Schedules attached to this Agreement are incorporated herein by reference and made a part hereof.

                  6.15 Specific Performance. The Parties specifically acknowledge that monetary damages are not an adequate remedy for violations of this Agreement, and that any Party shall be entitled to equitable relief, including injunctive relief and specific performance, in addition to any other remedies at Law or in equity that it may have, to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable Law and to the extent the party seeking such relief would be entitled on the merits to obtain such relief, each Party waives any objection to the imposition of such relief.

                  6.16 Severability. If any provision of this Agreement or the application thereof to any person or circumstance is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision outside of the jurisdiction of such court or to Persons or circumstances other than those as to which it has been held invalid, void or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby. Furthermore, in lieu of such invalid, void or unenforceable provision, the Parties shall negotiate in good faith to amend this Agreement to include a provision as similar in its terms to such invalid, void or unenforceable provision as may be possible and be legal, valid and enforceable; provided, that such similar provision reflects the intent of the Parties when entering into this Agreement.

                  6.17 Effective Date. This Agreement shall become effective as of the Closing Date.

                  6.18 Conflicts. While the Shareholders and Limited Partners intend to avoid situations involving conflicts of interest, the Shareholders and Limited Partners acknowledge that there may be situations in which the interests of the Shareholders in Hanaro or otherwise may conflict with the interests of the Shareholders, the Limited Partners or their Affiliates. Each Shareholder and Limited Partners acknowledges that the other Shareholders, Limited Partners and their Affiliates may be engaged in a broad spectrum of activities, including financial advisory services, brokerage services, insurance services, principal investments, and sponsoring and arranging public and private investment funds, and in the ordinary course of their businesses may engage in activities in which their interests or the interests of their clients may conflict with the interests of the Shareholders, Limited Partners or Hanaro. Each Shareholder and Limited Partner agrees that the activities of the other Shareholders, Limited Partners and their Affiliates expressly authorized by or described in this Agreement may be engaged in by the other Shareholders, Limited Partners or any such Affiliates, as the case may be, and will not, in any case or in the aggregate, be deemed a breach of this Agreement or any duty (if any) owed by any such Person to any Shareholder or Limited Partner. No Shareholder, Limited Partner, or any other Person shall have any rights by virtue of this Agreement in any business ventures of any other Shareholder or Limited Partner.


             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

                     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their duly authorized officers or representatives.


                                         For and on behalf of AIF II NT, LTD.


                                         By
                                              ----------------------------------
                                              Name:
                                              Title:


                                          For and on behalf of AOF NT, LTD.


                                         By
                                              ----------------------------------
                                              Name:
                                              Title:


                                         For and on behalf of NEWBRIDGE ASIA HT,
                                         L.P.

                                         By: Newbridge Asia HT, Ltd., its
                                             General Partner


                                         By
                                              ----------------------------------
                                              Name:
                                              Title:


                                         For and on behalf of
                                         [EACH ADDITIONAL SHAREHOLDER]


                                         By
                                              ----------------------------------
                                              Name:
                                              Title:

                                         For and on behalf of
                                         [EACH LIMITED PARTNER]


                                         By
                                              ----------------------------------
                                              Name:
                                              Title:

                                   SCHEDULE I

                              LIST OF SHAREHOLDERS



1.  SPONSORS

AIF II NT, Ltd.
Unit 3(1), Main Office Tower
Financial Park Labuan
Jalan Merdeka
8/000 Labuan
F.T. Labuan, Malaysia

with a copy to:

Emerging Markets Partnership
2001 Pennsylania Avenue, N.W.
Suite 1100
Washington D.C. 20006
U.S.A.


AOF NT, Ltd.
Unit 3(1), Main Office Tower
Financial Park Labuan
Jalan Merdeka
8/000 Labuan
F.T. Labuan, Malaysia

with a copy to:

AIG Global Investment Corporation (Asia) Ltd.
Suite 3601, One Pacific Place
88 Queensway
Hong Kong
Attention:  Mr. David Yeung

Newbridge Asia HT, L. P.
c/o M&C Corporate Services Ltd.
Ugland House
P.O. Box 309
George Town
Grand Cayman

with a copy to:

Newbridge Capital
Korea First Bank Building, 12/F
100 Gongpyung-dong, Jongro-gu
Seoul, Korea 110-702

2.  ADDITIONAL SHAREHOLDERS

                    Name and Address                Authorized Agent
---------------------------------------------  -----------------------------
United Classic Investments Limited              Telecom Venture Group Limited
Offshore Incorporations Limited                 Suite 3810 Jardine House
P.O. Box 957                                    1 Connaught Place
Offshore Incorporations Centre                  Central
Road Town                                       Hong Kong
Tortola
British Virgin Islands

with a copy to:

Telecom Venture Group Limited
Suite 3810 Jardine House
1 Connaught Place
Central
Hong Kong
Attention: Joseph Yin

HT Holdings V, L.P.                             Newbridge Capital LLC
M&C Corporate Services Limited                  301 Commerce Street
Ugland House                                    Suite 3300
P. O. Box 309                                   Fort Worth, Texas 76102
George Town                                     U.S.A.
Grand Cayman
Cayman Islands

HT Holdings VI, L.P.                            Newbridge Capital LLC
M&C Corporate Services Limited                  301 Commerce Street
Ugland House                                    Suite 3300
P. O. Box 309                                   Fort Worth, Texas 76102
George Town                                     U.S.A.
Grand Cayman
Cayman Islands

HT Holdings VII, L.P.                           Newbridge Capital LLC
M&C Corporate Services Limited                  301 Commerce Street
Ugland House                                    Suite 3300
P. O. Box 309                                   Fort Worth, Texas 76102
George Town                                     U.S.A.
Grand Cayman
Cayman Islands

HT Holdings VIII, L.P.                          Newbridge Capital LLC
M&C Corporate Services Limited                  301 Commerce Street
Ugland House                                    Suite 3300
P. O. Box 309                                   Fort Worth, Texas 76102
George Town                                     U.S.A.
Grand Cayman
Cayman Islands

HT Holdings IX, L.P.                            Emerging Markets Partnership
M&C Corporate Services Limited                  2001 Pennslyvania Avenue, N.W.
Ugland House                                    Suite 1100
P. O. Box 309                                   Washington D.C. 20006
George Town                                     U.S.A.
Grand Cayman
Cayman Islands

                                   SCHEDULE II


                                LIMITED PARTNERS

                    Name and Address                Authorized Agent
---------------------------------------------  -----------------------------
HT Holdings IX, Ltd.                            GIC Special Investments Pte Ltd
Unit Level 13(E)                                168 Robinson Road
Main Office Tower                               #37-01 Capital Tower
Financial Park Labuan                           Singapore 068912
Jalan Merdeka
87000 FT Labuan, Malaysia


NB Hanaro Partners, L.P.                        Newbridge Capital LLC
M&C Corporate Services Limited                  301 Commerce Street
Ugland House                                    Suite 3300
P. O. Box 309                                   Fort Worth, Texas 76102
George Town                                     U.S.A.
Grand Cayman
Cayman Islands

HTM, L.P.                                       Newbridge Capital LLC
M&C Corporate Services Limited                  301 Commerce Street
Ugland House                                    Suite 3300
P. O. Box 309                                   Fort Worth, Texas 76102
George Town                                     U.S.A.
Grand Cayman
Cayman Islands

HT Co-Invest Holdings, L.P.                     Newbridge Capital LLC
M&C Corporate Services Limited                  301 Commerce Street
Ugland House                                    Suite 3300
P. O. Box 309                                   Fort Worth, Texas 76102
George Town                                     U.S.A.
Grand Cayman
Cayman Islands

                                  SCHEDULE III

                          SHAREHOLDER PARENT COMPANIES



              Shareholder            Parent/General Partner(s)
---------------------------  --------------------------------------
United Classic Investments   TVG Asian Communications Fund II, L.P.
  Limited

HT Holdings V, L.P.          Newbridge Asia GenPar III, L.P.

HT Holdings VI, L.P.         Newbridge Asia GenPar III, L.P. and AIG Asian
                             Infrastructure Management II, L.P.

HT Holdings VII, L.P.        Newbridge Asia GenPar III, L.P. and AIG Asian
                             Infrastructure Management II, L.P.

HT Holdings VIII, L.P.       Newbridge Asia GenPar III, L.P. and AIG Asian
                             Infrastructure Management II, L.P.

HT Holdings IX, L.P.         HT IX GP, Ltd.

-

                                    EXHIBIT A

                        FORM OF CERTIFICATE OF ACCESSION

THIS ACCESSION CERTIFICATE dated as of [               ], 200__ (this "Accession
Certificate") is executed and delivered by [Transferee], a [type of entity] organized and existing under the laws of [jurisdiction of formation] (the "New Shareholder"). By execution and delivery of this Accession Certificate, the New Shareholder hereby represents, warrants, covenants and agrees as follows:

By execution and delivery of this Accession Certification, the New Shareholder becomes a party to the Shareholder's Agreement dated as of November 13, 2003, among AIF NT, Ltd., AOF NT, Ltd., Newbridge Asia HT, L.P., each of the Additional Shareholders named on Schedule I thereto and each of the Limited Partners of the Limited Partnerships named on Schedule II thereto (the "Shareholders' Agreement") and will be legally bound thereby, all rights and obligations of [transferor] under the Shareholders' Agreement being assigned to and assumed by the New Shareholder. The New Shareholder hereby represents to the Shareholders under the Shareholders' Agreement that the assignment to it of the number of shares of Common Stock (as defined in the Shareholders' Agreement), or Limited Partnership interests, specified in Schedule 1 hereto has been consummated.

This Accession Certificate shall be deemed to be a part of the Shareholders' Agreement and together with the Shareholders' Agreement shall form a single agreement among the parties (including, without limitation, the New Shareholder) to the Shareholders' Agreement, and is subject to all of the terms and provisions of the Shareholders' Agreement.

The principal location and address of the New Shareholder (to which all communications and notices to New Shareholder are to be sent) is:

[address]
Facsimile No.:       [                    ]
Attention:           [                    ]

By written notice to the other parties to the Shareholders' Agreement, the New Shareholder may change the address to which communications and notices to the New Shareholder should be sent.

IN WITNESS WHEREOF, the New Shareholder has caused its duly authorized officer to duly execute and deliver this Accession Certificate as of the date first above written.

                                             [NEW SHAREHOLDER]

                                             By:
                                                -------------------------
                                             Name:
                                             Title:

ACKNOWLEDGED AND AGREED:

[SPONSORS]

                                                         Shares of Common
                                                     Stock/Limited Partnership
     Transferor             New Shareholder            Interests Transferred
---------------------    ----------------------   ------------------------------

                                    EXHIBIT B

                            FORM OF IRREVOCABLE PROXY

                  The undersigned shareholder of Hanaro Telecom, Inc., a chusik-hoesa duly organized and existing under the laws of Korea (the "Company"), hereby irrevocably appoints each of AIF II NT, Ltd. and AOF, Ltd. (together, acting jointly, "AIG Sponsor") and Newbridge Asia HT, L.P. (together with AIG Sponsor, the "Sponsors"), or any other designee of each of the Sponsors, the attorneys-in-fact and proxies of the undersigned, each with full power of substitution, to (i) attend any meeting (whether extraordinary, ordinary or both) of the shareholders of the Company, including any adjournment or postponement thereof, on behalf of the undersigned, and at such meeting vote (in person or by proxy), with respect to all shares of common stock, par value Won 5,000 per share, of the Company ("Common Stock") owned by the undersigned on the date hereof and all shares of Common Stock or other voting securities acquired hereafter that constitute Investment Securities, and are entitled to vote at such meeting or over which the undersigned has voting power, including, without limitation, the shares of Common Stock indicated in the last paragraph of this proxy (the "Proxy Shares"), (ii) execute and deliver written consents with respect to such Proxy Shares and (iii) otherwise act (including with the full power and authority to execute and deliver for and on behalf of the undersigned any and all consents, waivers and documents) with respect to such Proxy Shares, as fully, to the same extent and with the same effect as the undersigned might or could do under any applicable laws or regulations governing the rights and powers of shareholders of a Korean chusik-hoesa, including in connection with the election of directors and any actions requiring the approval of the shareholders of the Company.

                  Capitalized terms used but not defined herein shall have the meaning set forth in the Shareholders' Agreement dated as of November 13, 2003 (the "Shareholders' Agreement") by and among certain shareholders of the Company named on Schedule I thereto.

                  The undersigned affirms that this proxy is issued in connection with the Shareholders' Agreement to facilitate the transactions contemplated thereunder and in consideration of the mutual promises contained therein and as such is coupled with an interest and is irrevocable. This proxy shall terminate upon the earliest to occur of (1) the termination of the Shareholders' Agreement in accordance with its terms and (2) the date on which the undersigned no longer owns any shares of Common Stock constituting Investment Securities. If one Sponsor ceases to be qualified as a Sponsor under the Shareholders' Agreement, the remaining Sponsor shall assume all rights hereunder of the former Sponsor, and shall be entitled to exercise this proxy independently.

                  By execution and delivery of this proxy, the undersigned (a) confirms that it has executed and delivered the Shareholders' Agreement and each of the Transaction Documents to which it is a party, and that all other information deemed necessary by the undersigned concerning the Shareholders' Agreement or any other matters considered by the undersigned to be relevant to the undersigned's decision to execute this proxy has been made available to the undersigned and (b) agrees that the undersigned will not Dispose of any shares of Common Stock constituting Investment Securities owned by the undersigned except in compliance with the Shareholders' Agreement and unless the purchaser or transferee of such shares agrees in writing (a copy of which shall be delivered by the undersigned to the Sponsors) prior to such Disposition to be bound by and subject to the provisions contained in this proxy.

                  All authority herein conferred or agreed to be conferred shall survive the death, dissolution, liquidation or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. This proxy revokes any and all other proxies heretofore granted by the undersigned to vote or otherwise to act with respect to any of the shares to which this proxy relates. The undersigned will not give any subsequent proxy (and such proxy if given will be deemed not to be effective) with respect to such shares that purports to grant authority within the scope of the authority hereby conferred, except on the express condition that such proxy shall not be effective unless and until this proxy shall have terminated in accordance with its terms. This proxy shall be governed by the laws of the State of New York.

                  As of the date hereof, the undersigned owns or possesses
voting power with respect to                    shares of Common Stock.
                             ------------------

Dated:                       , 2003
        --------------------

                [If holder is a corporate or partnership entity:]


                                                Name of Entity

                                                By
                                                  --------------------
                                                  Name:
                                                  Title:

                                    EXHIBIT C

                            FORM OF PLEDGE AGREEMENT

                                                                       EXHIBIT D
                                                  TO THE SHAREHOLDERS' AGREEMENT
                                    EXHIBIT D

                FORM OF GUARANTEE AND EQUITY RETENTION AGREEMENT


                  GUARANTEE AND EQUITY RETENTION AGREEMENT, dated as of [__], 2003 (this "Agreement"), by and among [Parent], a [type of entity and jurisdiction of formation] ("Parent"), [Transferee], a [type of entity and jurisdiction of formation] ("Transferee"), AIF II NT., Ltd. ("AIG AIF"), AOF NT, Ltd. ("AOF", together with AIG AIF, acting jointly, "AIG Sponsor") and Newbridge Asia HT, L.P. ("Newbridge", and together with AIG Sponsor and their respective permitted transferees under the Shareholders' Agreement (as defined below), the "Sponsors").

                  WHEREAS, each of the Shareholders (as defined in the Shareholders' Agreement) entered into an Investment Agreement, dated as of September 9, 2003 by and among the Shareholders and Hanaro Telecom, Inc. (the "Company"), pursuant to which the Shareholders agreed to purchase from the Company and the Company agreed to issue and sell to the Shareholders 182,812,500 shares of Common Stock (as defined in the Shareholders' Agreement) at a purchase price of Won 3,200 per share;

                  WHEREAS, each of the Shareholders and the Limited Partners (as defined in the Shareholders' Agreement) entered into a Shareholders' Agreement, dated as of November 13, 2003 (the "Shareholders' Agreement") in order to provide for the management of the Company, and to place certain restrictions on and to provide for the orderly disposition of Common Stock now or hereafter held by any of them;

                  WHEREAS, [Transferor] wishes to transfer shares of Common Stock held by it to [Transferee] subject to the terms and conditions of the Shareholders' Agreement;

                  WHEREAS, as of the date hereof, [Parent] owns issued and outstanding shares of capital stock representing substantially all of the economic and voting interest in [Transferee];

                  NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1. Certain Definitions. Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in the Shareholders' Agreement.

                  "Charter Documents" means, with respect to any Entity, the articles of incorporation, by-laws of the board of directors or other organizational documents of such Entity.

                  "Lien" means any mortgage, pledge, lien (statutory or other), encumbrance, hypothecation, charge, security interest, claim, option, right to acquire, adverse interest, assignment, deposit arrangement, deed of trust, easement, assessment, lease, adverse claim, levy, restriction, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease involving substantially the same economic effect as any of the foregoing and the filing of any financing statement under the Uniform Commercial Code or comparable Law of any applicable jurisdiction).

                  2. Representations and Warranties of [Parent] and [Transferee]. [Parent] and [Transferee], jointly and severally, represent and warrant that:

                  (a) Existence and Power. [Parent] is a [type of entity], duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite corporate power and authority to own and operate its properties, to carry on its business and to execute, deliver and perform all of its obligations under this Agreement. [Transferee] is a [type of entity], duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite corporate power and authority to own and operate its properties, to carry on its business and to execute, deliver and perform all of its obligations under this Agreement.

                  (b) Capitalization of [Transferee]. All of the issued and outstanding capital stock and other equity or ownership interests of [Transferee] are owned beneficially and of record by [Parent]. There are no outstanding or authorized Rights of [Transferee] or any other right or claim of any character that restrict the transfer of, require the issuance of, or otherwise relate to any class of capital stock or other equity or ownership interests of [Transferee]. No Lien on any of [Parent's] capital stock, or other equity or ownership interests of [Transferee] exists or has been recorded on the share registry of [Transferee]. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting, ownership or transfer of any capital stock or other equity or ownership interest of [Transferee].

                  (c) Authority. The execution, delivery and performance by each of [Parent] and [Transferee] of this Agreement (i) have been duly authorized by all necessary corporate action; (ii) will not conflict with or violate any Law applicable to [Parent] or [Transferee] or any of their respective assets, properties or businesses; and (iii) will not violate, conflict with or result in a breach of any provision of, or result in the imposition of any Lien upon any of the assets of [Parent] or [Transferee] under, any of their respective Charter Documents or any agreement or other requirement by which they or any of their respective properties may be bound or affected. Each of [Parent] and [Transferee] has duly executed and delivered this Agreement, and this Agreement constitutes the legal, valid and binding obligation of each of [Parent] and [Transferee] enforceable in accordance with its terms. No consent of any Person, including the respective shareholders of [Parent] and [Transferee], is required in connection with the execution, delivery and performance of this Agreement or the validity or enforceability of this Agreement against [Parent] or [Transferee], except such consents as have been obtained.

                  (d) Control. No Person other than [Parent] has the power, by contract or otherwise, to direct or influence the exercise by [Transferee] of any rights under this Agreement or the Shareholders' Agreement.

                  3. Covenants of [Transferee]. [Transferee] covenants and agrees, with respect to itself only, as follows:

                  (a) Improper Sale or Lien. [Transferee] shall not recognize any purported Disposition of, or Lien with respect to, any shares of its capital stock or other equity or ownership interests in violation of this Agreement or the Shareholders' Agreement, and any such Disposition or Lien shall be null and void and [Transferee] shall not give any effect in its stock records to such attempted Disposition or Lien.

                  (b) Implementation. [Transferee] shall take all actions as shall be necessary to cause the effective implementation of the provisions of
Section 3(a), including registration of this Agreement on its books and registration with or notification to the appropriate Governmental Authority, if any.

                  (c) Legend. [Transferee] shall cause a legend to be affixed to all certificates representing its capital stock owned directly or indirectly by [Parent], stating that the transfer of such capital stock is restricted by the terms of this Agreement and the Shareholders' Agreement.

                  4. Covenants of [Parent]. [Parent] covenants and agrees, with respect to itself only, as set forth below:

                  (a) Retention of Stock of [Transferee]. [Parent] (i) shall maintain directly or indirectly legal and beneficial ownership of substantially all of the issued and outstanding capital stock of [Transferee] and of all other equity or ownership interests and Rights of [Transferee] held by it, which capital stock, other equity or ownership interests and Rights shall at all times represent substantially all of the economic and voting interest in [Transferee],
(ii) shall not directly or indirectly Dispose of, whether voluntarily or involuntarily, any such capital stock or other equity or ownership interests or Rights of [Transferee] held directly or indirectly by it if the effect of any such Disposition would be to reduce the capital stock or other equity or ownership interests held directly or indirectly by [Parent], and (iii) shall not issue, or permit the issuance of Rights that relate to the capital stock of any subsidiary or Affiliate if the effect of any such issuance would be to reduce the capital stock or other equity or ownership interests held directly or indirectly by [Parent].

                  (b) Liens. [Parent] shall not create, assume, or otherwise permit to exist directly or indirectly any Lien on any of the capital stock of [Transferee] held by it or on any of the capital stock of any subsidiary or Affiliate that directly or indirectly holds any of the capital stock of [Transferee].

                  (c) Compliance with Affirmative and Negative Covenants. [Parent] shall perform and comply and cause [Transferee] to perform and comply with each of the covenants under the Shareholders' Agreement (which covenants shall be deemed to be incorporated herein as if the same were set out in full).

                  (d) Control. [Parent] shall not permit or allow any Person, by contract or otherwise, to direct or influence the exercise by [Transferee] of any rights under this Agreement or the Shareholders' Agreement.

                  5. Guarantee. (a) By execution of this Agreement, [Parent] hereby absolutely, unconditionally and irrevocably guarantees (the "Guarantee") all of the terms, provisions, representations, warranties, covenants and undertakings of [Transferee] held by it, that are set forth herein, in the Shareholders' Agreement, the Irrevocable Proxy and the Pledge Agreement.

                  (b) The obligations of [Parent] under the Guarantee are independent obligations of [Parent] and a separate action or actions may be brought and prosecuted against [Parent], regardless of whether any action is brought against [Transferee] or whether [Transferee] is joined in any such action or actions.

                  (c) The liability of [Parent] under the Guarantee shall be irrevocable, absolute and unconditional; provided, that, [Parent] shall be entitled to any defenses [Transferee] may now or hereafter have in any way relating to this Agreement and the Shareholders' Agreement or any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Person that might otherwise constitute a defense available to, or a discharge of, [Transferee]. The Guarantee shall continue to be effective and reinstated, as the case may be, upon the insolvency, bankruptcy or reorganization of [Transferee].

                  (d) [Parent] hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of its obligations under the Guarantee. [Parent] waives any right to revoke the Guarantee, and acknowledges and agrees that the Guarantee is continuing in nature and applies to all obligations of [Parent] hereunder, whether existing now or in the future. [Parent] acknowledges that it will receive substantial direct and indirect benefits from this Agreement and the Shareholders' Agreement and that the waivers set forth in this Section 5(d) are knowingly made in contemplation of such benefits.

                  (e) The Guarantee of [Parent] shall remain in full force and effect, and the obligations of Parent thereunder shall continue and not be discharged until such time as the obligations of [Transferee] under this Agreement, the Shareholders' Agreement, the Irrevocable Proxy and the Pledge Agreement shall have terminated and be of no further force and effect.

                  6. Notices. All notices, requests, demands, claims, consents and other communications hereunder shall be in writing, shall be effective upon receipt and shall be delivered personally or by an internationally recognized express courier or sent by facsimile to the address or number set forth below:

                  (a) if to [Parent]:

                           [address]
                           Facsimile:  [                      ]
                           Attention:  [                      ]

                           with a copy to:

                           [address]
                           Facsimile:  [                      ]
                           Attention:  [                      ]


                  (b) if to [Transferee]:

                           [address]
                           Facsimile:  [                      ]
                           Attention:  [                      ]

                           with a further copy to:

                           [address]
                           Facsimile:  [                      ]
                           Attention:  [                      ]


                  (c) if to the Sponsors, to such address or number as set forth in the Shareholders' Agreement:

                  7. Severability. If any provision of this Agreement or the application thereof to any person or circumstance is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision outside of the jurisdiction of such court or to Persons or circumstances other than those as to which it has been held invalid, void or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby. Furthermore, in lieu of such invalid, void or unenforceable provision, the parties shall negotiate in good faith to amend this Agreement to include a provision as similar in its terms to such invalid, void or unenforceable provision as may be possible and be legal, valid and enforceable; provided, that such similar provision reflects the intent of the parties when entering into this Agreement.

                  8. Entire Agreement. This Agreement, together with the Shareholders' Agreement, the Irrevocable Pledge and the Pledge Agreement collectively constitute the entire agreement of the parties hereto with reference to the matters set forth herein and therein and supersede any and all prior understandings, negotiations, agreements, or representations by and among the parties hereto, written and oral, to the extent they relate in any way to the subject matter hereof or thereof.

                  9. Assignment. This Agreement shall be binding upon and shall inure to the benefit of the successors and permitted assigns of the parties hereto, provided, that neither [Parent] nor [Transferee] may assign or delegate their obligations hereunder.

                  10. Governing Law. This Agreement shall be governed by, and construed in accordance with the laws of the State of New York, which shall govern this Agreement and any controversy relating to or claim arising out of this Agreement.

                  11. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement. In addition to any other lawful means of execution or delivery, this Agreement may be executed by facsimile signatures and may be delivered by the exchange of counterparts of signature pages by means of telecopier transmission.

                  12. Disputes. (a) Any controversy, claim or dispute arising out of or relating to or in connection with this Agreement, including, without limitation, a dispute regarding the breach, termination, enforceability or validity hereof shall be finally settled by binding arbitration in Hong Kong before a panel of three arbitrators. The arbitration shall be administered by the International Court of Arbitration of the International Chamber of Commerce (the "ICC") under its Rules of Arbitration as in effect at the time of this Agreement, except as they may be modified herein by agreement of the parties and shall be conducted in the English language. [Parent and Transferee], on the one hand, and the Sponsors, on the other, shall each nominate one arbitrator, obtain its nominee's acceptance of such nomination, and deliver written notification of such nomination and acceptance to the other party within thirty (30) days after delivery of the request for arbitration. In the event a party fails to nominate an arbitrator or deliver notification of such nomination to the other party within this time period, upon request of any party, such arbitrator shall instead be appointed by the ICC within thirty (30) days of receiving such request. The two arbitrators nominated in accordance with the above provisions shall nominate the third arbitrator, obtain the nominee's acceptance of such nomination and notify the parties in writing of such nomination and acceptance within thirty days of their nomination. If the first two nominated arbitrators fail to nominate a third arbitrator or notify the parties of that nomination within this time period, then, upon request of either party, the third arbitrator shall be appointed by the ICC within thirty (30) days of receiving such request. The third arbitrator shall act as chair. For the sake of clarity, it is expressly understood that the function of such chair is administrative only and shall not signify that such chair has greater or different powers as arbitrator from the other arbitrators. The award of the arbitrators shall be final and binding upon the parties, and shall not be subject to any appeal or review. The parties agree to submit to the non-exclusive personal jurisdiction of the federal and state courts sitting in the City of New York, New York for the purpose of enforcing this agreement to arbitrate.

                  (b) No provision of, nor the exercise of any rights under, this Section 12(b) shall limit the right of any party to request and obtain from a court of competent jurisdiction in the City of New York (which shall have non-exclusive jurisdiction for purposes of this Section 12(b)) before, during or after the pendency of any arbitration, provisional or ancillary remedies and relief including, but not limited to, injunctive or mandatory relief or the appointment of a receiver. The institution and maintenance of an action or judicial proceeding for, or pursuit of, provisional or ancillary remedies shall not constitute a waiver of the right of any party, even if it is the plaintiff, to submit the dispute to arbitration if such party would otherwise have such right. Each of the parties hereby submits unconditionally to the non-exclusive jurisdiction of the state and federal courts located in the City of New York, County of New York for purposes of this provision, waives objection to the venue of any proceeding in any such court or that any such court provides an inconvenient forum and consents to the service of process upon it in connection with any proceeding instituted under this Section 12(b) in the same manner as provided for the giving of notice hereunder.

                  (c) Judgment upon the award rendered may be entered in any court having jurisdiction. The parties hereby expressly consent to the non-exclusive jurisdiction of the state and federal courts situated in the City of New York, County of New York for this purpose and waive objection to the venue of any proceeding in such court or that such court provides an inconvenient forum.

                  (d) Each of the parties participating in an arbitration pursuant to the terms of this Agreement shall, subject to the award of the arbitrators, pay an equal share of the arbitrators' fees. The arbitrators shall have the power to award recovery of all costs (including reasonable attorneys' fees, administrative fees, arbitrators' fees and court costs) to the prevailing party.

                  (e) Each of:

                    (i) [Parent] hereby irrevocably designates [Parent to
               provide], with offices situated at present at [             ];

                    (ii) [Transferee] hereby irrevocably designates [Transferee
               to provide], with offices situated at [             ]; and

                    (iii) each Sponsor hereby irrevocably designates the party set forth in Section 6.8(e) of the Shareholders' Agreement;

                  as its authorized agent, respectively, to accept and acknowledge on its behalf service of any process which may be served in any proceeding in New York and each party agrees that any process or other paper to be served in connection with any action or proceeding under this Agreement, shall, if delivered, sent or mailed in accordance with Section 6 of this Agreement, constitute good, proper and sufficient service thereof.

                  (f) Each of the parties hereto irrevocably and unconditionally waives trial by jury in any legal action or proceeding relating to this Agreement and for any counterclaim therein.

                  13. Headings. The headings in this Agreement are solely for the convenience of reference and shall not be given any effect in the construction or interpretation of this Agreement.

                  14. Specific Performance. The parties hereto specifically acknowledge that monetary damages are not an adequate remedy for violations of this Agreement, and that any party hereto shall be entitled to equitable relief, including injunctive relief and specific performance, in addition to any other remedies at Law or in equity that it may have, to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable Law and to the extent the party seeking such relief would be entitled on the merits to obtain such relief, each party waives any objection to the imposition of such relief

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by its respective officers thereunto duly authorized.

                                          [PARENT]


                                          By
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                          [TRANSFEREE]


                                          By
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                          [SPONSORS]


                                          By
                                                 -------------------------------
                                                 Name:
                                                 Title: